                                                                   EXHIBIT 10.27


                     STANDARD OFFICE LEASE AGREEMENT (NET)


     THIS LEASE AGREEMENT (hereinafter called the "Lease Agreement" or "Lease") made as of the 19th day of October, 1999, by and between ST. PAUL PROPERTIES, INC., a Delaware corporation having offices at c/o United Properties, LLC, 3500 West 80th Street, Bloomington, Minnesota, 55431 (hereinafter called the "Landlord"), and VITAL IMAGES, INC., a Minnesota corporation (hereinafter called the "Tenant").

                                  WITNESSETH
                                  ----------

     FOR AND IN CONSIDERATION of the sum of One Dollar ($1.00) in hand paid by each of the parties to the other, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Landlord does hereby lease and let unto Tenant, and Tenant does hereby hire, lease and take from Landlord, that area crosshatched on Exhibit A-1 attached hereto, and by this
                                     -----------
reference incorporated herein, and described as Suite 200, 3300 Fernbrook Lane North, containing approximately 24,323 net rentable square feet, (hereinafter called the "Premises") at Plymouth Woods Office Center (hereinafter called the "Building") in the City of Plymouth, County of Hennepin, State of Minnesota, together with a non-exclusive right to use those areas of the Building (i) not reserved for use by Landlord; and (ii) not leased or available for lease to other tenants. The term Building as it is used herein shall consist of the land and building(s) set forth in Exhibit A-2 hereto. Notwithstanding the foregoing,
                             -----------
Landlord agrees that the number of rentable square feet in the Premises shall be determined by measurements taken from the Working Drawings (as defined in the Work Letter Agreement), which measurement shall be in accordance with the measurement standards set forth in ANSI/BOMA Z.65.1-1989. To the extent that the square footage of the Premises are other than 24,323 rentable square feet, Landlord and Tenant agree that the annual and monthly Minimum Rental (as hereinafter defined) will be modified to take such changes into account, it being understood and agreed that the calculation of Minimum Rental shall be based on a rental rate of (a) Thirteen and 25/100ths Dollars ($13.25) per rentable square foot for the period from the Commencement Date through the expiration of the thirty-sixth full calendar month of the Term (as hereinafter defined); and (b) Fourteen and 00/100ths Dollars ($14.00) per rentable square foot for the period from the first day of the thirty-seventh full calendar month of the Term through the Expiration Date (as hereinafter defined).

ARTICLE 1 - TERM

     To have and to hold said Premises for a term of five (5) years and six (6) months (the "Term"), commencing February 1, 2000 (the "Commencement Date") and terminating July 31, 2005 (the "Expiration Date"), upon the rentals and subject to the conditions set forth in this Lease Agreement, and the Exhibits attached hereto.

Notwithstanding the foregoing, Tenant shall have the right to enter onto the Premises on January 15, 2000, for the sole purpose of installation of fixtures, furniture and telecommunications cabling, without payment of Base Rent or Operating Costs (each as hereinafter defined), provided however that such entry and installation shall be in accordance with Paragraph 8 of the Work Letter Agreement, attached hereto as Exhibit B and made a part hereof (the "Work Letter
                              ---------
Agreement").

ARTICLE 2 - USE

     The Premises shall be used by Tenant solely for the purposes of general office and for the purpose of storage.

ARTICLE 3 - RENTALS

     Subject to the provisions of Article 1 above, Tenant agrees to pay to Landlord as minimum rental (hereinafter called "Minimum Rental") for the Premises the following amounts:

     (a) For the period from the Commencement Date through the last day of the thirty-sixth (36th) full calendar month of the Term, the sum of $322,279.75 per annum, in monthly installments of $26,856.65; and

     (b) For the period commencing on the first day of the thirty-seventh (37th) full calendar month of the Term through the Expiration Date, the sum of $340,522.00 per annum, in monthly installments of $28,376.83.

The Minimum Rental shall be paid in equal monthly installments as provided above, without notice set-off or demand, to be due and payable by Tenant in advance on the first day of each calendar month during the Term of this Lease Agreement, or any extension or renewal thereof, at the office of Landlord set forth in the preamble to this Lease Agreement or at such other place as Landlord may designate. In the event of any fractional calendar month, Tenant shall pay for each day in such partial month a rental equal to 1/30 of the Minimum Rental. Tenant agrees to pay, as Additional Rent, which shall be collectible to the same extent as Minimum Rental, all amounts which may become due to Landlord hereunder and any tax, charge or fee that may be levied, assessed or imposed upon or measured by the rents reserved hereunder by any governmental authority acting under any present or future law before any fine, penalty, interest or costs may be added thereto for non-payment.

Notwithstanding the foregoing, and in consideration of Tenant's performance of all of its obligations hereunder throughout the Term, such performance being a condition subsequent to the following abatement of Minimum Rental and Operating Expenses (as hereinafter defined) it is hereby agreed that Landlord shall abate all Minimum Rental and Operating Expenses for the first two full months of the Term. It is understood and agreed that should an Event of Default (as hereinafter defined) occur with respect to the performance of Tenant's obligations hereunder, the total amount of all such abated Minimum Rental and Operating Expenses shall, as of the date of such Event of Default become due and owing to Landlord and shall be payable to Landlord on demand as Additional Rent hereunder.

ARTICLE 4 - CONSTRUCTION

     Landlord shall cause the Premises to be constructed in accordance with the terms and conditions of that certain Work Letter Agreement executed by Landlord and Tenant in the form of Exhibit B attached hereto and made a part hereof.
                          ---------

ARTICLE 5 - POSSESSION

     (a) Subject to the Work Letter Agreement, Landlord shall deliver possession of the Premises to Tenant on the Commencement Date. Delivery of possession prior to the Commencement Date shall not affect the Expiration Date of this Lease Agreement. Failure of Landlord to deliver possession of the Premises by the date hereinabove provided, due to a holding over by a prior tenant, or any other cause beyond Landlord's control, or time required for construction delays due to material shortages, strikes, or acts of God, shall automatically postpone the date of commencement of the Term of this Lease Agreement and shall extend the termination date by periods equal to those which shall have elapsed between and including the date hereinabove specified for commencement of the Term hereof and the date on which possession of the Premises is delivered to Tenant. Except as expressly provided herein, the rentals herein reserved shall commence on the first day of the Term, provided, however, in the event of any occupancy by Tenant prior to the beginning of the Term, such occupancy shall in all respects be the same as that of a tenant under this Lease Agreement, and the rental shall commence as of the date that Tenant enters into such occupancy of the Premises. Provided further, that if Landlord shall be delayed in delivery of the Premises to Tenant due to Tenant's failure to agree to the Plans or any delay caused by a party employed by or the agent of Tenant, or by Tenant's failure to pay for the costs of Tenant Improvements in excess of the Allowance (as defined in the Work Letter Agreement), then in such case the rental shall be accelerated by the number of days of such delay, and the rentals shall commence the same as if occupancy had been taken by Tenant. Landlord shall have no responsibility or liability for loss or damage to fixtures, facilities or equipment installed or left on the Premises. By occupying the Premises as a Tenant, or to install fixtures, facilities or equipment, or to perform finishing work, Tenant shall be conclusively deemed to have accepted the same and to have acknowledged that the Premises are in the condition required by this Lease Agreement, except (i) items which are not in compliance with Exhibit B and for which Tenant has given
                                 ---------
Landlord a written "punch list" within thirty (30) days after Tenant's first occupancy of the Premises; and (ii) latent defects of which Tenant notifies Landlord within one hundred eighty (180) days after the date Tenant first occupies the Premises for the conduct of its business.

     Should the commencement of the rental obligations of Tenant under this Lease Agreement occur for any reason on a day other than the first day of a calendar month, then in that event solely for the purposes of computing the Term of this Lease Agreement, the Commencement Date of the Term shall become and be the first day of the first full calendar month following the date when Tenant's rental obligation commences, or the first day of the first full calendar month following the Commencement Date set out in Article 1 (if such is other than the first date of a calendar month), whichever date is later, and the Expiration Date shall be adjusted accordingly; provided however, that the Expiration Date shall be the last day of a calendar month, which date shall in no event be earlier than the termination date set out in Article 1, it being the intent of the parties that Tenant shall lease the Premises for a term of sixty-six (66) full calendar months. Immediately after Tenant's occupancy of the Premises Landlord and Tenant shall execute a ratification agreement which shall set forth the final commencement and termination dates for the Term and shall acknowledge the Minimum Rental, the square footage of the Premises, and delivery of the Premises in the condition required by this Lease Agreement, subject to subparagraphs (i) and (ii) of the preceding paragraph of this subparagraph (a).

     (b) Landlord and Tenant agree that Landlord's ability to deliver possession of the Premises to Tenant, on or before February 1, 2000, is a material inducement to Tenant to enter into this Lease. Tenant has requested that if Landlord fails to deliver the Premises on or before February 1, 2000, and has not delivered the Premises on or before August 1, 2000 (the "Outside Delivery Date"), that Tenant have the right to terminate this Lease Agreement, and Landlord has agreed to such right to terminate provided that:

     (i)    Tenant is not then in default under this Lease;

     (ii)   no delays occur or have occurred as a result of subparagraphs
            (a) - (j) of Paragraph 1 of the Work Letter Agreement;

     (iii) no Tenant Delays (as defined in the Work Letter Agreement) occur or have occurred; and

     (iv) no event of force majeure occurs or has occurred, it being understood and agreed that for the purposes of this Lease Agreement, force majeure shall include, without limitation, any cause beyond Landlord's control, including, without limitation, failure of the City of Plymouth to timely issue building permits, certificates of occupancy or the like, time required for construction delays due to any cause whatsoever, including, without limitation, material shortages, strikes or acts of nature,

     Any occurrence of any event described in (subparagraphs (i), (ii), (iii) or (iv) above shall automatically postpone the Outside Delivery Date on a day-for-day basis for the number of days attributable to such occurrence and shall extend the Expiration Date to a day which is the last day of the sixty-sixth full calendar month after the first day of the first full calendar month after Landlord delivers the Premises to Tenant. Landlord and Tenant further agree that if Landlord shall be delayed in delivery of the Premises to Tenant after February 1, 2000, due to any event (x) described in subparagraphs (i), (ii) or
(iii) above, then the Commencement Date shall be deemed to be February 1, 2000, and Minimum Rental and Operating Costs shall commence to accrue as of such date; or (y) described in subparagraph (iv) above, then the Commencement Date shall be postponed on a day-for-day basis for the number of days attributable to such occurrence, and shall extend the Expiration Date to a day which is the last day of the sixty-sixth full calendar month after the first day of the first full calendar month after Landlord delivers the Premises to Tenant.

     Landlord and Tenant agree that if Landlord does not deliver the Premises on or before the Outside Delivery Date, either party may, by written notice given to the other party not later than August 8, 2000, terminate this Lease Agreement, and upon such termination, this Lease Agreement shall be null and void and of no further force or effect and the parties shall have no further obligations to each other except as set forth in Paragraph 35 hereof, it being understood and agreed that if the reason Landlord has not delivered the Premises by the Outside Delivery Date arises from any cause other than Landlord's fault, Landlord shall have no obligation to pay the Damage Amount (as hereinafter defined). If this Lease Agreement is not terminated as provided in the preceding sentence, this Lease Agreement shall continue in full force and effect and the Commencement Date shall be the first day of the first full calendar month after delivery of the Premises to Tenant, and the Expiration Date shall be the last day of the sixty-sixth full calendar month after the Commencement Date, and the payment of Minimum Rental and Operating Expenses shall commence on the date the Premises are delivered to Tenant.

     Notwithstanding the foregoing, should Landlord fail to deliver the Premises to Tenant on or before March 1, 2000, other than as a result of any of items
(i), (ii), (iii) or (iv) above, Landlord and Tenant agree that Landlord shall pay to Tenant an amount (the "Damage Amount") equal to the sum of:

     (p) the amount, if any, in excess of the amount payable by Tenant as of January 1, 2000, for base rent and other charges payable for the lease of Tenant's premises located at 3100 West Lake Street, Minneapolis, Minnesota (the "Lake Street Premises"); plus

     (q) the cost, if any, of any move of Tenant's business from temporary premises to the Premises, but not the cost of any move from the Lake Street Premises to temporary premises,

each as confirmed by evidence reasonably satisfactory to Landlord, which Damage Amount shall, in no event, exceed $13,440. Landlord and Tenant further agree that, should Landlord be unable to deliver the Premises by March 1, 2000, then Landlord shall have the right to either:

     (j) provide Tenant with temporary premises, as to which Tenant shall be obligated to pay rent, real estate taxes and operating expenses in amounts not to exceed the amounts therefor payable for the Lake Street Premises as of January 1, 2000; or

     (k) negotiate with the landlord of the Lake Street Premises with respect to the amount of so-called "holdover rent" otherwise payable by Tenant with respect thereto after February 29, 2000.

To the extent Landlord provides Tenant with temporary premises as contemplated by subparagraph (j) above, or makes any "holdover rent" payment to the Lake Street Premises landlord, Landlord shall not be obligated to make any payment of the Damage Amount to Tenant and the abatement of Minimum Rental and Operating Expenses contemplated by Article 3 hereof shall apply to the first two full calendar months of Tenant's occupancy of the Premises, which abatement shall be subject to the terms and conditions set forth in said Article 3. Payment of the Damage Amount, to the extent payable hereunder, shall be Tenant's sole remedy for Landlord's failure to deliver the Premises on March 1, 2000.

ARTICLE 6 - TENANT'S PRO RATA SHARE OF REAL ESTATE TAXES AND OPERATING EXPENSES

     A. During each full or partial calendar year during the Term of this Lease Agreement, Tenant shall pay to Landlord, as Additional Rental, an amount equal to the Real Estate Taxes and Operating Expenses (both as hereinafter defined) per square foot of rentable area in the Building multiplied by the number of square feet of rentable area in the Premises ("Proportionate Share") prorated for the period that Tenant occupied the Premises. Notwithstanding the preceding sentence, Tenant's Proportionate Share of the following Operating Expenses shall be computed on the basis of the cost of said expenses per rentable square foot of area within the Building actually occupied: cleaning, management, and energy expenses. Landlord and Tenant acknowledge and agree that the rentable square footage of the Building is 85,232.

     B. Landlord shall, each year during the Term of this Lease Agreement, give Tenant an estimate of Operating Expenses and Real Estate Taxes payable per square foot of rentable area for the coming calendar year. Tenant shall pay, as Additional Rental, along with its monthly Minimum Rental payments required hereunder, one-twelfth (1/12) of such estimated Operating Expenses and Real Estate Taxes and such Additional Rental shall be payable until subsequently adjusted for the following year pursuant to this Article.

     C. As soon as possible after the expiration of each calendar year, Landlord shall determine and certify to Tenant the actual Operating Expenses and Real Estate Taxes for the previous year per square foot of rentable area in the Building and the amount applicable to the Premises. If such statement shows that Tenant's share of Operating Expenses and Real Estate Taxes exceeds Tenant's estimated monthly payments for the previous calendar year, then Tenant shall, within twenty (20) days after receiving Landlord's certification, pay such deficiency to Landlord. In the event of an overpayment by Tenant, such overpayment shall be refunded to Tenant, at the time of certification, in the form of an adjustment in the Additional Rental next coming due, or if at the end of the Term by a refund. Tenant or its representatives shall have the right to examine Landlord's books and records of Operating Expenses, for the immediately preceding year only, during normal business hours within sixty (60) days following the furnishing of the summary to Tenant. Unless Tenant takes written exception to any item within ninety (90) days following the furnishing of the summary to Tenant (which item shall be paid in any event), such summary shall be considered as final and accepted by Tenant.

     D. For the purposes of this Article, the term "Real Estate Taxes" means the total of all taxes, fees, charges and assessments, general and special, ordinary and extraordinary, foreseen or unforeseen, which become due or payable upon the Building during the Term. All third-party costs and expenses incurred by Landlord during negotiations for or contests of the amount of Real Estate Taxes shall be included within the term "Real Estate Taxes." As used in this Lease, the term "Operating Expenses" shall mean any and all expenses, costs and disbursements of any kind and nature whatsoever incurred by Landlord in connection with the ownership, management, maintenance, operation and repair of the Building which Landlord shall pay or become obligated to pay in respect of a calendar year (regardless of when such Operating Expenses were incurred). Operating Expenses shall include, without limitation, the costs of maintenance, repairs and replacements to the Building, including, without limitation, downspouts, gutters, painting, sprinkler systems, roof and walls, interior and exterior common areas, cleaning expenses; the costs of maintaining and repairing parking lots, parking structures and easements; property management fees (which management fee shall not exceed management fees payable by owners of similar buildings located in the northwest suburbs of the Minneapolis-St. Paul metropolitan area), salaries, fringe benefits and related costs payable to employees of Landlord's managing agent whose duties are connected with the Property allocable to the Property; insurance costs, all heating and air conditioning costs, electricity, sewer and water and other utility costs not separately metered to tenants, landscape maintenance, trash and snow removal, Real Estate Taxes, as defined in this Article 6(D), and costs and expenses incurred by Landlord in protesting any assessments, levies or the tax rate, provided, however, that Operating Expenses shall not include the following: (i) costs of alterations of any tenant's premises, including the Premises; (ii) costs of curing construction defects to the base Building; (iii) depreciation;
(iv) interest and principal payments on mortgages, and other debt costs; (v) real estate brokers' leasing commissions or compensation or marketing and promotional costs to lease or sell the Property; (vi) any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds or otherwise; (vii) cost of any service furnished to any other occupant of the Building which Landlord does not provide to Tenant hereunder; and(viii) the full replacement of (A) roofs, (B) exterior walls; provided however that the term "exterior walls" as used in this Lease shall not include windows, glass or plate glass, doors, special store fronts or office entries. and (C) foundations. Notwithstanding anything contained in this Section D to the contrary (i) any capital improvement, structural repairs or replacements to the Building other than those specified in subparagraph (viii) above; or (ii) any capital improvements (A) made after the date of this Lease Agreement which are intended to reduce Operating Costs; or (B) which are required under any governmental laws, regulations, or ordinances which were not applicable to the Building at the time it was constructed, including, without limitation, the Americans With Disabilities Act of 1990, as amended (the "ADA"), shall be included in Operating Costs; provided however that Landlord shall capitalize capital improvements to the extent Landlord would be required to do so pursuant to generally accepted accounting principles in use in the real estate industry on the date of the installation of such improvement. The cost of said improvement, structural repair or replacement or shall be amortized over the useful life of said improvement as reasonably determined by Landlord and in use in the real estate industry on the date of the installation of such improvement, which amortization shall be based upon equal payments of principal and interest over said useful life, and interest shall be at the rate of twelve percent (12%) per annum. Throughout that portion of the Term during which such amortization occurs, Tenant shall pay, as a part of Operating Expenses, its Proportionate Share of such amortization, including interest as specified above.

     E. Landlord may at any time designate a fiscal year in lieu of a calendar year and in such event, at the time of such a change, there may be a billing for the fiscal year which is less than 12 calendar months, so long as no "overlap" or double counting occurs.

     F. Landlord reserves, and Tenant hereby assigns to Landlord, the sole and exclusive right to contest, protest, petition for review, or otherwise seek a reduction in the Real Estate Taxes.

ARTICLE 7 - UTILITIES AND SERVICE

     A. Landlord agrees to furnish heating, ventilation, air-conditioning, water, electricity, elevator service and janitorial service. In the event Tenant's requirements and/or usage of such utilities and services is substantially greater on a square footage basis than is customarily supplied to a typical tenant in the Building, Landlord or Tenant may request that the difference in such requirement and/or usage be determined, at Tenant's cost, and that appropriate adjustments be made in the Minimum Rental provided for in
Article 3 of this Lease Agreement.

     B. Landlord shall not be liable for any interruption or failure of utility services, communications or data services serving the Building or the Premises arising from any cause whatsoever. Notwithstanding the foregoing, Landlord and Tenant agree that if the failure or interruption of said utility services, communications or data services is a result of the action or inaction of Landlord, or otherwise within the control of Landlord, and if the ability to restore the same is within Landlord's control, and the interrupted or failed utility service, communication or data service is not restored within three (3) business days after notice from Tenant of the failure or interruption of such utility service, communication or data service, Base Rent shall abate to the extent the Premises are untenantable, which abatement shall commence from and after the third day after Landlord's receipt of Tenant's notice of the interruption or failure, and which abatement shall constitute Tenant's sole remedy for the interruption or failure of such utility services, data or communication services. Nothing in this Article 7.B. shall be deemed to modify the obligations of the parties pursuant to Article 16 hereof.

     C. For the purposes of this Article 7, normal business hours shall be deemed to mean the period of time between 8:00 a.m. and 5:00 p.m., Monday through Friday, between 8:00 a.m. and 12:00 noon on Saturdays, specifically excluding Sundays and legal holidays, it being understood and agreed that Tenant shall have access to the Premises at all times through a card key access system with lost or stolen cards to be replaced by Landlord at Landlord's then-standard rates therefor.

ARTICLE 8 - NON-LIABILITY OF LANDLORD

     Landlord shall not be liable for and Tenant will indemnify and hold Landlord harmless from any loss, liability, claims, suits, costs and expenses, including attorneys' fees, arising out of any claim of injury or damage on or about the Premises arising from any cause whatsoever (including, without limitation, damage to or failure to provide heat, electricity, air-conditioning, elevator service, water, sprinklering or janitorial service) other than Landlord's gross negligence or willful misconduct. Landlord shall not be liable to Tenant or Tenant's agents, employees, contractors, licensees or invitees for any damage to persons or property arising from any cause whatsoever except Landlord's gross negligence or willful misconduct and Tenant assumes all risks of damage to such persons or property. Landlord shall not be liable or responsible for any loss or damage to any property or person occasioned by theft, fire, force majeure, public enemy, injunction, riot, strike,
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insurrection, war, court order, requisition or order of governmental body or authority, or other matter beyond control of Landlord, or for any injury or damage or inconvenience, which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatever except Landlord's willful acts or gross negligence.

ARTICLE 9 - CARE OF PREMISES
     A.   Tenant agrees:

          1. To keep the Premises in as good condition and repair as they were in at the time Tenant took possession of same, reasonable wear and tear and damage from fire and other casualty for which insurance is normally procured by Landlord excepted;

          2.   To keep the Premises in a clean and sanitary condition;

          3. Not to commit any nuisance or waste on the Premises, overload the Premises or the electrical, water and/or plumbing facilities in the Premises or Building, throw foreign substances in plumbing facilities, or waste any of the utilities furnished by Landlord;

          4. To abide by such non-discriminatory rules and regulations as may from time to time be reasonably promulgated by Landlord; and

          5. To obtain Landlord's prior approval of the interior design of any portion of the Premises visible from the common areas or from the outside of the Building. "Interior design" as used in the preceding sentence shall include but not be limited to floor and wall coverings, furniture, office design, artwork and color scheme.

     B. If Tenant shall fail to keep and preserve the Premises in the state of condition required by the provisions of this Article 9, Landlord upon ten (10) days prior written notice to Tenant, except in an emergency, when no notice shall be required, may at its option put or cause the same to be put into the condition and state of repair agreed upon, and in such case Tenant, on demand, shall pay the cost thereof as Additional Rent.

ARTICLE 10 - NON-PERMITTED USE

     Tenant agrees to use the Premises only for the purposes set forth in
Article 2 hereof. Tenant further agrees not to commit or permit any act to be performed on the Premises or any omission to occur which shall be in violation of any statute, regulation or ordinance of any governmental body or which will increase the insurance rates on the Building or which will be in violation of any insurance policy carried on the Building by Landlord. Tenant, at its expense, shall comply with all governmental laws, ordinances, rules and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders, rulings and directives for the correction, prevention and abatement of any violation upon, or in connection with the Premises or Tenant's use or occupancy of the Premises, including the making of any alterations or improvements to the Premises, all at Tenant's sole cost and expense. Tenant shall not disturb other occupants of the Building by making any undue or unseemly noise or otherwise and shall not do or permit to be done in or about the Premises anything which will be dangerous to life or limb.

ARTICLE 11 - INSPECTION

     Landlord or its employees or agents shall have the right without any diminution of rent or other charges payable hereunder by Tenant to enter the Premises at all reasonable times upon reasonable prior notice, except in the event of am emergency, when no notice shall be required, for the purpose of exhibiting the Premises to prospective purchasers or lenders, inspection, cleaning, repairing, testing, altering or improving the same or said Building, but nothing contained in this Article shall be construed so as to impose any obligation on Landlord to make any repairs, alterations or improvements. In addition to the foregoing, during the period that is nine (9) months prior to the end of the Term, Landlord shall have the right to enter the Premises at any reasonable time for the purpose of showing the Premises to prospective tenants and, for such purpose shall have the right to erect on the Premises a sign indicating the Premises are available for lease.

ARTICLE 12 - ALTERATIONS

     Tenant will not make any alterations, repairs, additions or improvements in or to the Premises or add, disturb or in any way change any plumbing, wiring, life/safety or mechanical systems, locks, or structural components of the Building without the prior written consent of Landlord as to the character of the alterations, additions or improvements to be made, the manner of doing the work, and the contractor doing the work. Such consent shall not be unreasonably withheld or delayed, if such alterations, repairs, additions or improvements are required of Tenant or are the obligation of Tenant pursuant to this Lease Agreement. All such work shall comply with all applicable governmental laws, ordinances, rules and regulations. Landlord as a condition to said consent may require a surety performance and/or payment bond from Tenant for said actions. Tenant agrees to indemnify and hold Landlord free and harmless from any liability, loss, cost, damage or expense (including attorney's fees) by reasons of any said alteration, repairs, additions or improvements.

ARTICLE 13 - SIGNS

     Tenant agrees that no signs or other advertising materials shall be erected, attached or affixed to any portion of the interior which can be seen from outside the Premises or exterior of the Premises or the Building without
the express prior written consent of Landlord.   Landlord and Tenant further
agree that Landlord will install Tenant's name on directional signage for the Building and that Tenant shall pay for the installation of its name on such sign(s).

ARTICLE 14 - COMMON AREAS

     A. Tenant agrees that the use of all corridors, passageways, elevators, toilet rooms, parking areas and landscaped area in and around said Building, by Tenant or Tenant's employees, visitors or invitees, shall be subject to such non-discriminatory rules and regulations as may from time to time be made by Landlord for the safety, comfort and convenience of the owners, occupants, tenants and invitees of said Building. Tenant agrees that no awnings, curtains, drapes or shades shall be used upon the Premises except as may be approved by Landlord.

     B. In addition to the Premises, Tenant shall have the right of non-exclusive use, in common with others, of (a) all unrestricted automobile parking areas, driveways and walkways, and (b) loading facilities, freight elevators and other facilities as may be constructed in the Building, all to be subject to the terms and conditions of this Lease Agreement and to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord.

     C. Landlord shall have the right to make changes or revisions in the site plan and in the Building so as to provide additional leasing area. Landlord shall also have the right to construct additional buildings on the land described on Exhibit A-2 for such purposes as Landlord may deem appropriate.
             -----------
Landlord also reserves all airspace rights above, below and to all sides of the Premises and the Building, including the right to make changes, alterations or
provide additional leasing areas.   Notwithstanding the foregoing, Landlord
agrees that the exercise of its rights hereunder will have no material adverse effects on Tenant's use of or access to the Premises.

     D. Landlord and Tenant agree that Landlord will not be responsible for any loss, theft or damage to vehicles, or the contents thereof, parked or left in the parking areas of the Building and Tenant agrees to so advise its employees, visitors or invitees who may use such parking areas. The parking areas shall include those areas designated by Landlord, in its sole discretion, as either restricted or unrestricted parking areas. Any restricted parking areas shall be leased only by separate license agreement with

Landlord. Tenant further agrees not to use or permit its employees, visitors or invitees to use the parking areas for overnight storage of vehicles.

     E. Landlord certifies that, as of the date of this Lease, it has received no notice from any party, including, without limitation, any governmental entity or agency with jurisdiction, that the Common Areas are in violation of the ADA.

ARTICLE 15 - ASSIGNMENT AND SUBLETTING

     A. Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, without the prior written consent of Landlord, and such restrictions shall be binding upon any assignee or subtenant to which Landlord has consented. The foregoing prohibition includes, without limitation, any subletting or assignment which would otherwise occur by merger, consolidation, reorganization, transfer or other change in Tenant's corporate, partnership or proprietary structure. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of Minimum Rental, Additional Rental, Operating Expenses and Real Estate Taxes and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may, at its option, collect directly from any assignee or subtenant all amounts due and becoming due to Tenant under such assignment or sublease and apply such amounts against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations hereunder. Landlord's acceptance of any Minimum Rental, Additional Rental, Operating Expenses and Real Estate Taxes following any assignment or other transfer prohibited by this Article 15 shall not be deemed to be a consent by Landlord to such assignment or other transfer (including, without limitation, a prohibited sublease) nor shall the same be deemed a waiver of any right or remedy of Landlord hereunder for breach of this Article 15.

     If Landlord grants its consent to any sublease or assignment, Tenant shall pay Landlord, as Additional Rental, and in addition to the Minimum Rental payable hereunder (a) fifty percent (50%) of rent payable to Tenant by the assignee or sublessee if such rent exceeds the Minimum Rental payable hereunder, it being understood and agreed that Tenant shall pay all costs associated with such sublease or assignment, including, without limitation, leasehold improvement costs, brokerage commissions and its own legal fees and costs; and
(b) Landlord's attorneys' fees incurred with respect to such assignment or sublease. In addition, if Tenant has any options to extend or renew the Term, such options shall not be available to any subtenant directly or indirectly. If Tenant assigns this Lease or sublets all or a portion of the Premises without first obtaining Landlord's consent, as required by this Paragraph 15.A, said assignment or sublease shall be null and void and of no force or effect. Landlord's consent to an assignment, sublease or other transfer of any interest of Tenant in this Lease or in the Premises shall not be deemed to be a consent to any subsequent assignment, transfer, use or occupation.

     Tenant shall, at Tenant's own cost and expense, discharge in full any outstanding commission obligation on the part of Landlord with respect to this Lease, and any commissions which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to subparagraph B. below and rented by Landlord to the proposed tenant or any other tenant.

     B. In addition, but not in limitation of, Landlord's right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice thereof within thirty (30) days following Landlord's receipt of Tenant's written notice as required above. If this Lease shall be terminated with respect to the entire Premises pursuant to this subparagraph, the Term shall end on the date stated in Tenant's notice as the effective date of the sublease or assignment as if that date had been the expiration date of the Term. If Landlord recaptures only a portion of the Premises under this subparagraph, the Minimum Rental, Real Estate Taxes and Operating Expenses during the remainder of the Term shall abate proportionately based on the Minimum Rental payable hereunder as of the date immediately prior to such recapture.

     C. Provided Tenant is not then in default under this Lease, and notwithstanding the prohibition on assignment and subleasing described in
Article 15.A. hereof, Tenant shall have the right to assign this Lease (but not to sublease all or a portion of the Premises) to an entity which is the purchaser of all or substantially all of the ownership interests in Tenant or all or substantially all of the assets of Tenant, whether by merger, consolidation or otherwise upon Tenant's compliance with the following conditions:

     (i) Tenant notifies Landlord, in writing (the "Transfer Notice"), of such assignment or sublease at least thirty (30) days prior to the date of such assignment and provides therewith copies of the proposed assignment documents;

     (ii) the Transfer Notice shall be accompanied by a writing satisfactory to Landlord, in Landlord's sole discretion, whereby the purchaser assumes and agrees to perform the Lease and Tenant's obligations hereunder;

     (iii) simultaneously with the delivery of the Transfer Notice, Tenant provides Landlord with financial statements satisfactory to Landlord in Landlord's sole discretion, which show that the purchaser, after completion of the transaction contemplated by the assignment and assumption documents, will have a net worth equal to the greater of:

            (A)   Tenant's net worth as of the date of this Lease; or

            (B) net worth of at least the required net worth of tenants to whom Landlord is then in the process of leasing similar square footage in the Project, it being understood and agreed that if Landlord is then requiring new tenants of such similar spaces to enhance their credit by virtue of security deposits, letters of credit or similar vehicles, Landlord may require that the purchaser comply with such credit enhancement requirements;

     (iv) simultaneously with Tenant's delivery of the Transfer Notice, Tenant shall pay Landlord's costs and expenses with respect to the transfer, including, without limitation, costs incurred in connection with the review of financial materials, meeting with representatives of transferor and/or transferee and preparation, review, approval and execution of the required transfer documentation, including attorneys' fees and costs, incurred by Landlord with respect to such transfer;

     (v) any guarantor of Tenant's obligations under this Lease shall continue to remain liable under its guaranty, and, Tenant shall cause such guarantor to execute such documents as Landlord deems necessary for the confirmation by such guarantor of its guaranty;

     (vi) there shall be no change in the Use of the Premises by the purchaser; and

     (vii) the purchaser is not a tenant of Landlord in the Project or a prospective tenant of the Project then working with Landlord or Landlord's leasing agent.

Tenant's assignment of this Lease without first complying with the provisions of this Article 15.C. shall constitute an Event of Default under this Lease, and shall entitle Landlord to the exercise of all of its rights and remedies hereunder, at law or in equity. In addition, said assignment or sublease shall be null and void and of no force or effect. Landlord's consent to an assignment of this Lease shall not be deemed to be a consent to any subsequent assignment, transfer, use or occupation. The right granted by this Article 15.C. shall be personal to Tenant and shall not be available to any assignee or other transferee of Tenant's interest in this Lease or the Premises.

It is understood and agreed that all of the terms and provisions of any documents or other material submitted to Landlord pursuant to this Article 15.C. shall be held in confidence and shall not be disclosed to any person, firm or entity, except: (1) pursuant to any valid order of a court of competent jurisdiction obtained by any party other than Landlord or Tenant respecting such material; or (2) as may be necessary in any litigation seeking enforcement of or damages for breach of this Article 15.C; or (3) to the extent such material is or becomes public knowledge. In the event disclosure is compelled as specified herein, the disclosing party shall provide at least ten (10) days' prior written notice to the other party, prior to the disclosure, of the identity of the third party to which disclosure is to be made.

ARTICLE 16 - LOSS BY CASUALTY

     If the Building should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give prompt oral and written notice thereof to Landlord's Managing Agent. If the Building should be:

     (a)    destroyed by fire, tornado or other casualty, or

     (b) so damaged that rebuilding or repairs cannot in Landlord's estimation be completed within two hundred (200) days after the effective date of Tenant's notice to Landlord of such damage,

this Lease shall terminate and Minimum Rental, Real Estate Taxes and Operating Expenses shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage, and from and after such termination, neither Landlord nor Tenant shall be liable to the other for any damages, costs or expenses of any kind or nature accruing after the date of the damage or destruction. Notwithstanding the foregoing, if the Building should be damaged to any extent at any time during the last twelve (12) calendar months of the term, and if, as of the date of the casualty:

     (j) Tenant then does not have the right to exercise the option to renew granted by Article 39 hereof, then this Lease shall terminate and Minimum Rental, Real Estate Taxes and Operating Expenses shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage, and from and after such termination, neither Landlord nor Tenant shall be liable to the other for any damages, costs or expenses of any kind or nature accruing after the date of the damage or destruction; or

     (k)     Tenant either (i) has exercised the option to renew granted by
             Article 39 hereof; or (ii) has the right to exercise the option to renew granted by Article 39 hereof and exercises such option within the time period therefor set forth in said Article 39, then Landlord shall be obligated to repair or rebuild so long as the Building has neither (i) been destroyed; nor (ii) so damaged that rebuilding or repairs cannot, in Landlord's estimation, be completed within two hundred (200) days after the effective date of Tenant's notice to Landlord of such damage.

     Subject to the preceding paragraph, if the Building should be damaged by any peril, to such extent that rebuilding or repairs can, in Landlord's estimation, be completed within two hundred (200) days after the effective date of Tenant's notice to Landlord of such damage, this Lease shall not terminate, and Landlord shall, at its sole cost and expense, proceed with reasonable diligence to rebuild and repair the Building to substantially the condition in which it existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, Minimum Rental and Operating Expenses payable hereunder during the period in which the Premises are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within two hundred (200) days after the effective date of Tenant's notice to Landlord of the damage (unless any such delay is due to changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, force majeure, war, material or labor shortages, governmental regulation or control or other causes beyond the reasonable control of Landlord, in which event such period shall be extended for the amount of time Landlord is so delayed), Tenant, at its option, and as its sole remedy, may terminate this Lease by written notice given to Landlord by the two hundred tenth (210th) day after the effective date of Tenant's notice to Landlord of the damage, it being understood and agreed that if such notice of termination is not given as of said two hundred tenth (210th) day, Tenant shall be deemed to have waived its right to terminate pursuant to this Article, this Lease will continue of full force and effect and the repairs shall be completed as soon as reasonably possible.

ARTICLE 17 - WAIVER OF SUBROGATION

     Except as provided below, each of Landlord and Tenant agrees to rely entirely upon its own property insurance with respect to any damage, loss or injury to its property.

     Each of Landlord and Tenant hereby releases the other and the other party's directors, officers, employees, agents and others acting on the other party's behalf (collectively, the "released parties") from all claims and all liability or responsibility to the releasing party and to any person claiming through or under the releasing party, by way of subrogation or otherwise, for any loss or damage to the releasing party's business or property caused by fire or other peril, even if such fire or other peril was caused in whole or in part by the negligence or other act or omission of one or more of the released parties. Notwithstanding the foregoing, the release from liability and waiver or subrogation provided for shall (i) only be effective to the extent that the loss or damage to the releasing party's business or property is actually covered by insurance; and (ii) not apply to the extent of any deductible (or deductibles) applying under such insurance.

ARTICLE 18 - EMINENT DOMAIN

     If the entire Building is taken by eminent domain, this Lease Agreement shall automatically terminate as of the date of taking. If a portion of the Building is taken by eminent domain, Landlord shall have the right to terminate this Lease Agreement, provided it gives written notice thereof to Tenant within ninety (90) days after the date of taking. If a portion of the Premises is taken by eminent domain and this Lease Agreement is not terminated by Landlord, Landlord shall, at its expense, restore the Premises to as near the condition which existed immediately prior to the date of taking as reasonably possible, and the rentals shall abate during such period of time as the Premises are untenantable, in the proportion that the untenantable portion of the Premises bears to the entire Premises. All damages awarded for such taking under the power of eminent domain shall belong to and be the sole property of Landlord, irrespective of the basis upon which they are awarded, provided, however, that nothing contained herein shall prevent Tenant from making a separate claim to the condemning authority for its moving expenses and trade fixtures. For purposes of this Article, a taking by eminent domain shall include Landlord's giving of a deed under threat of condemnation.

ARTICLE 19 - SURRENDER

     On the last day of the Term of this Lease Agreement or on the sooner termination thereof in accordance with the terms hereof, Tenant shall peaceably surrender the Premises in good condition and repair consistent with Tenant's duty to make repairs as provided in Article 9 hereof. On or before said last day, Tenant shall at its expense remove all of its equipment from the Premises, repairing any damage caused thereby, and any property not removed shall be deemed abandoned. All alterations, additions and fixtures other than Tenant's trade fixtures, which have been made or installed by either Landlord or Tenant upon the Premises shall remain as Landlord's property and shall be surrendered with the Premises as a part thereof, or shall be removed by Tenant, at the option of Landlord, in which event Tenant shall at its expense repair any damage caused thereby; provided however that Tenant shall not be obligated to remove the improvements to be constructed in the Premises pursuant to Exhibit B hereof,
                                                               ---------
or any subsequent alterations, additions or fixtures which Landlord has agreed, in writing, as of the date of the installation of such alteration, addition or fixture, need not be removed. It is specifically agreed that any and all telephonic (including, without limitation, phone board), coaxial, ethernet, or other computer, word processing, facsimile, or electronic wiring installed by Tenant within the Premises or the Building (hereafter "Wiring") shall be removed at Tenant's cost at the expiration of the Term, unless Landlord has specifically requested in writing that said Wiring shall remain, whereupon said Wiring shall be surrendered with the Premises as Landlord's property. If the Premises are not surrendered at the end of the Term or the sooner termination thereof, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, claims made by any succeeding tenant founded on such delay. Tenant shall promptly surrender all keys for the Premises to Landlord at the place then fixed for payment of rental and shall inform Landlord of combinations on any locks and safes on the Premises.

ARTICLE 20 - NON-PAYMENT OF RENT, DEFAULTS

     A. Each of the following events shall be deemed to be an Event of Default by Tenant under this Lease:

     i. Tenant shall fail to pay any installment or other payment of Minimum Rental, Real Estate Taxes, Operating Expenses or any other amount payable by Tenant hereunder (collectively, "Rent") when due, and such failure shall continue for a period of five (5) days from the date such payment was due, except that Landlord agrees to give written notice of non-payment of Rent once in each calendar year of the term (but not any renewal term), in which case, there shall be no Event of Default unless Rent then payable has not been paid within five (5) days after the effective date of Landlord's written notice of non-payment;

     ii. Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors;

     iii. Tenant shall file a petition under any section or chapter of the federal bankruptcy laws, or under any similar law or statute of the United States or any State, including, without limitation, a liquidation, rehabilitation or other insolvency statute, whether now or hereafter in effect; or an order for relief shall be entered against Tenant in any such bankruptcy or insolvency proceedings filed against Tenant thereunder or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder;

     iv. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant;

     v.    Tenant shall generally not pay its debts as such debts become due;

     vi. Tenant shall fail to discharge any lien placed upon the Premises in violation of Article 27 hereof;

     vii. Tenant shall fail to insure and provide evidence of such insurance in accordance with Article 24 hereof within five (5) days after the effective date of written notice from Landlord; or

     viii. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Article 20), and shall not cure such failure within twenty (20) days after written notice thereof from Landlord to Tenant; provided however, that Tenant shall not be in default under this Lease so long as Tenant commences to cure such default within ten (10) days after notice thereof from Landlord and completes such cure within sixty (60) days after notice thereof from Landlord..

     B. Upon the occurrence of any one or more of such events of default described in Article 20 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any further notice or demand whatsoever.

     i. Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease;

     ii. Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of this Lease, Tenant shall surrender possession and vacate the Premises immediately and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event with or without process of law and to repossess Landlord of the Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or within the Premises and to alter all locks and other security devices at the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom. Tenant hereby waives any right to claim damage for such re-entry and expulsion, and such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay all Minimum Rental, Additional Rental, Operating Expenses and Real Estate Taxes payable by Tenant hereunder, for the Term or any other right given to Landlord hereunder or by operation of law;

     iii. Landlord may, but need not, relet the Premises or any part thereof for such Minimum Rental and upon such terms as Landlord, in its sole discretion, shall determine (including the right to relet the Premises as part of a larger area and the right to change the character or the use made of the Premises), and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. In any such case, Landlord may make repairs, alterations and additions in or to the Premises, and redecorate the same to the extent Landlord deems necessary or desirable, in its sole discretion. All Minimum Rental, Additional Rental, Operating Expenses, Real Estate Taxes and other sums received by Landlord from any such reletting shall be applied as follows: first, to the payment of any indebtedness other than Minimum Rental, Additional Rental, Operating Expenses and Real Estate Taxes due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such alterations and repairs; third, to the payment of Landlord's expenses of reletting, including, without limitation, broker's commissions, reasonable attorney fees and lease inducements, such as moving or leasehold improvement allowances; fourth, to the payment of Minimum Rental, Additional Rental, Operating Expenses and Real Estate Taxes due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Minimum Rental, Additional Rental, Operating Expenses and Real Estate Taxes as the same may become due and payable hereunder. If such Minimum Rental, Additional Rental, Operating Expenses and Real Estate Taxes and other sums received from such reletting during any month be less than the Minimum Rental, Additional Rental, Operating Expenses and Real Estate Taxes to be paid during said month by Tenant hereunder, Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Notwithstanding any such re-entry by Landlord, Landlord may at any time hereafter elect to terminate this Lease for such previous breach.

     iv. Tenant acknowledges that the damages Landlord would incur in connection with terminating this Lease following a default by Tenant would be difficult to estimate or ascertain. Therefore, Tenant agrees that, in the event Landlord elects to terminate this Lease, Landlord may, in addition to other remedies available at law or in equity, accelerate the remaining Rent obligations of Tenant under this Lease, declaring all such amounts immediately due and payable, in which case, as Landlord' sole remedy, Landlord may recover from Tenant, as liquidated damages, and not as a penalty, an amount equal to the sum of the following: (A) all unpaid Minimum Rental, Additional Rental, Operating Expenses and Real Estate Taxes that is payable by Tenant hereunder and that accrues through the effective date of termination; plus (B) the cost of repairs, alterations and/or redecoration of the Premises that Landlord determines are necessary, in Landlord's sole discretion; plus (C) a sum of money equal to the entire amount of Minimum Rental, Additional Rental, Operating Expenses and Real Estate Taxes that would be payable under the Lease for the lesser of (1) the three (3) year period commencing upon the effective date of termination, or (2) the period commencing upon the effective date of termination and ending upon the original date of the expiration of the Term, which amount shall be immediately due and payable upon demand, but which amount shall be discounted to present value using a discount rate equal to the discount rate of the Federal Reserve Bank of Minneapolis as of the date of termination plus one percent (1%); plus
          (D) to the extent not included in the calculation of Minimum Rental, Additional Rental, Operating Expenses and Real Estate Taxes payable pursuant to subparagraph (B) above, a sum of money equal to the remaining principal balance of the original cost of any leasing commissions and leasehold improvements in the Premises paid for by Landlord on the effective date of termination, together with interest at a rate of twelve percent (12%) per annum amortized over the entire Term, assuming amortization based upon equal monthly payments of principal and interest. For purposes of calculating the amount of Minimum Rental, Additional Rental, Operating Expenses and Real Estate Taxes that would be payable under the Lease for the period succeeding the effective date of termination, such Minimum Rental, Additional Rental, Operating Expenses and Real Estate Taxes shall be computed on the basis of the average monthly amount of Minimum Rental, Additional Rental, Operating Expenses and Real Estate Taxes accruing during the twenty-four (24) month period immediately preceding the default to which such termination relates (exclusive of any months in which Tenant received "free" or abated Minimum Rental or Operating Expense concessions); provided, however, if the default occurs prior to the expiration of the first twenty-four (24) months of the Lease, then the Minimum Rental, Additional Rental, Operating Expenses and Real Estate Taxes shall be computed on the basis of the average monthly amount of Minimum Rental, Additional Rental, Operating Expenses and Real Estate Taxes accruing during all months preceding the month in which said default occurred (exclusive of any months in which Tenant received "free" or abated Minimum Rental or Operating Expense concessions).

     v. Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

     Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any Minimum Rental, Additional Rental, Operating Expenses or Real Estate Taxes due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of Minimum Rental, Additional Rental, Operating Expenses or Real Estate Taxes or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default.

ARTICLE 21 - LANDLORD'S DEFAULT

     Landlord shall not be deemed to be in default under this Lease Agreement until Tenant has given Landlord written notice specifying the nature of the default and Landlord does not cure such default within thirty (30) days after receipt of such notice or within such reasonable time thereafter as may be necessary to cure such default where such default is of such a character as to reasonably require more than thirty (30) days to cure.

ARTICLE 22 - HOLDING OVER

     Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Tenant retains possession of the Premises or any part thereof after such termination, then, subject to the last sentence of this Article, such holding over shall constitute creation of a month to month tenancy, upon the terms and conditions of this Lease; provided, however, that the monthly rental for such holding over shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as Additional Rental, be equal to one hundred fifty percent (150%) of the Minimum Rental plus all Additional Rental, Operating Expenses and Real Estate Taxes being paid monthly to Landlord under this Lease immediately prior to such termination. In addition to and not in limitation of the foregoing, Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Premises; provided, however, that Landlord shall make reasonable efforts to re-lease the Premises in whole or in part; but provided further that Landlord shall have the right to lease or attempt to lease premises in the Building other than the Premises which, at any time, become vacant before attempting to re-lease all or any part of the Premises pursuant to this Article. The provisions of this Article shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any rent or other sums or any other act in apparent affirmance of the tenancy operate (a) as an extension of the Term; (b) a waiver of Landlord's right to terminate Tenant's right to possession of the Premises; or (c) a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant's part to be performed.

ARTICLE 23 - SUBORDINATION

     This Lease is and shall be subject and subordinate to any mortgage(s) now or at any time hereafter constituting a lien or charge upon the Building or the Premises, provided, however, that if the holder of any such mortgage elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage, provided that Tenant has received a non-disturbance agreement from Landlord's lender on such lender's standard form. Landlord hereby represents and warrants to Tenant that, as of the date of this Lease, there is no mortgage against the Building or the Premises.

ARTICLE 24 - INDEMNITY, INSURANCE AND SECURITY

     A. (1) Tenant shall, at its sole cost and expense, maintain in effect at all times during the Term a commercial general liability insurance policy, on an "occurrence" rather than on a "claim made" basis, with a total combined policy limit of at least $2,000,000.00. The policy shall include, but not be limited to, coverages for Bodily Injury, Property Damage, Personal Injury and Contractual Liability (applying to this Lease), or an equivalent form (or forms) affording coverage at least as broad. Landlord and Landlord's Managing Agent shall be named as Additional Insureds under the policy.

          (2) Tenant shall, at its sole cost and expense, maintain in effect at all times during the Term, a policy or polices of insurance covering all of Tenant's improvements, fixtures, inventory and other personal property in the Premises against loss by fire and other hazards covered by an "all-risk" form of policy, in an amount equal to the full replacement cost thereof, without deduction for physical depreciation. Such insurance shall include Valuable papers and Records coverage providing for the Reproduction Costs measure of recovery and coverage for damage to Electronic Data Processing Equipment and Media, including coverage of the perils of mechanical breakdown and electronic disturbance.

          (3) Tenant shall, at its sole cost and expense, maintain in effect at all times during the Term, a policy of insurance covering business interruption for a period of at least 365 days.

          (4) If the use of the Premises by Tenant increases the premium rate for insurance carried by Landlord on the Building, Tenant shall pay Landlord, upon demand, as Additional Rental, the amount of such premium increase.

          (5) Tenant, upon actual knowledge or receipt of written notice by Landlord, shall not carry any stock of goods, inventory, or Hazardous Substances (as defined in this Lease) or do anything in or about the Premises which will in any way impair or invalidate the obligation of the insurer under any policy of insurance required by this Lease.

          (6) Insurance policies required by this Article 24 shall be in a form reasonably acceptable to Landlord, with an insurer or insurers having a Best rating of A-X or better and qualified to do business in the State of Minnesota, and shall require at least thirty (30) days prior written notice to Landlord (and, if requested by Landlord, Landlord's mortgagee(s)), of termination, cancellation, non-renewal or material alteration. The liability insurance under subparagraph A. shall be primary with respect to Landlord and its agents and not participating with any other available insurance.

Prior to the Commencement Date, on each anniversary of the Commencement Date and at such other times as Landlord may request, Tenant shall deliver to Landlord a certificate evidencing such policies, or other evidence reasonably satisfactory to Landlord, confirming (i) the terms of the insurance, (ii) that the premiums have been paid at least one (1) year in advance, and (iii) that the policies are in full force and effect. If Tenant has a blanket insurance policy providing coverage for several properties of Tenant, including the Premises, Landlord will accept a certificate of such insurance, provided:

     (1)  the certificate states the amounts of insurance and types of coverage;
     (2) the amounts are at least equal to the amounts that would be required in this Lease; and
     (3)  the policy complies with the other requirements in this Lease.

     B. Tenant shall be responsible for the security and safeguarding of the Premises and all property kept, stored or maintained in the Premises. Tenant represents that it is satisfied that the construction of the Building and the Premises, including the floors, walls, windows, doors and means of access thereto are suitable for the particular needs of Tenant's business. Tenant shall maintain in force throughout the Term, insurance upon all contents of the Premises, including that owned by others and Tenant's equipment and any alterations, additions, fixtures, or improvements in the Premises acknowledged by Landlord to be Tenant's.

     C. Landlord shall carry and cause to be in full force and effect a fire and extended coverage insurance policy on the Building, but not contents owned, leased or otherwise in possession of Tenant. The cost of such insurance shall be an Operating Expense.

ARTICLE 25 - NOTICES

     All payments, bills, statements, notices or communications, required or desired to be given hereunder shall be in writing and shall be deemed effective and received (a) upon personal delivery; (b) five (5) days after deposit in the United States mail, certified mail, return receipt requested, postage prepaid; or (c) one (1) business day after deposit with a national overnight air courier, fees prepaid, to Landlord or Tenant, as the case may be, to the parties at the following addresses:

     If to Landlord:     St. Paul Properties, Inc..
                         385 Washington Street
                         St. Paul, Minnesota 55102
                         Attn: Vice President, Asset Management

     with a copy to:     United Properties LLC
                         3500 West 80/th/ Street, Suite 200
                         Bloomington, Minnesota 55431
                         Attention: Vice President, Property Management

     If to Tenant prior to the
     Commencement Date:              Vital Images, Inc.
                                     3100 West Lake Street, Suite 100
                                     Minneapolis, Minnesota 55416
                                     Attention: Chief Financial Officer

     If to Tenant on or after the
     Commencement Date:              Vital Images, Inc.
                                     3300 Fernbrook Lane, Suite 200
                                     Plymouth, Minnesota 55447
                                     Attention: Chief Financial Officer

Either party or United Properties LLC may designate an additional or another address upon giving written notice to the other party at the address for notices for such party stated above pursuant to this Article 25. Any return of any access cards or keys or other similar devices shall be made to United Properties LLC at the address stated above. United Properties LLC shall give and receive notices in the manner prescribed by this Article. For the purposes of this Lease, "business day" shall mean a day which is not a Saturday, a Sunday or a legal holiday of the State of Minnesota.

ARTICLE 26 - APPLICABLE LAW

     This Lease Agreement shall be construed under the laws of the State of Minnesota.

ARTICLE 27 - MECHANICS' LIEN

     In the event any mechanic's lien shall at any time be filed against the Premises or any part of the Building by reason of work, labor, services or materials performed or furnished or claimed to be performed or furnished to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall, within thirty (30) calendar days after Tenant becomes aware of the filing of such lien at its sole cost and expense either (a) cause such lien to be discharged; or (b) provide security for such lien upon such terms and conditions, including, without limitation, conditions for the release of said security to Landlord, as Landlord, in Landlord's sole discretion, may require, then, the same shall constitute an Event of Default hereunder; provided however, that, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord and all costs and expenses, including reasonable attorney's fees incurred by Landlord in procuring the discharge of such lien, shall be due and payable in full by Tenant to Landlord on demand. Tenant hereby agrees to defend and indemnify Landlord and to hold Landlord harmless from and against any such lien or claim or action thereon, and shall reimburse Landlord, as Additional Rent for Landlord's costs of suit and all attorneys' fees and costs incurred in connection with the removal of any such lien, claim or action. Landlord hereby reserves the right, at any time and from time to time during the construction of the Premises or any subsequent alteration to enter onto the Premises and post and review notices in accordance with Minn. Stat. (S)514.06, as the same may be amended.

ARTICLE 28 - SECURITY INTEREST

     Tenant hereby grants to Landlord a security interest in all goods, chattels, fixtures and personal property belonging to Tenant, which now are or may hereafter be placed in the Premises, to secure all rents due hereunder and all other covenants and obligations of Tenant hereunder, which security interest shall be subject and subordinate to all liens in the same property granted by Tenant to one or more of its primary lenders. In the event there exists any security interest in said property which security interest is paramount and superior to the security interest herein created, Landlord may satisfy said paramount security interest and all sums paid in satisfying said security interest will be considered additional sums owed Landlord by Tenant hereunder. Tenant hereby acknowledges receipt of a true, full and complete copy of this Lease Agreement. Landlord, in the event of a default by Tenant of any covenant or condition herein contained, and after the expiration of any applicable notice and cure period, may exercise, in addition to any rights and remedies herein granted, all the rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law. Tenant agrees upon request of Landlord to execute and deliver to Landlord a financing statement evidencing such security interest. A copy of this Lease Agreement may be filed as a financing statement.

ARTICLE 29 - BROKERAGE

     Each of the parties represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with this Lease Agreement except that Winthrop Commercial has represented Tenant and United Properties Corporation has represented Landlord. Each party agrees to indemnify the other against, and hold it harmless from all liabilities arising from any claim arising from the preceding sentence, including without limitation, the cost of attorney's fees in connection therewith.

ARTICLE 30 - INTENTIONALLY DELETED

ARTICLE 31 - ESTOPPEL CERTIFICATES

     Each party hereto agrees that at any time, and from time to time during the Term of this Lease Agreement (but not more often than twice in each calendar year), within ten (10) days after request by the other party hereto, it will execute, acknowledge and deliver to such other party or to any prospective purchaser, assignee or mortgagee designated by such other party, an estoppel certificate in a form acceptable to Landlord.

ARTICLE 32 - GENERAL

     This Lease Agreement does not create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant. No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. The covenants of Tenant to pay the Minimum Rental and the Additional Rental are each independent of any other covenant, condition, or provision contained in this Lease Agreement. The marginal or topical headings of the several Articles, paragraphs and clauses are for convenience only and do not define, limit or construe the contents of such Articles, paragraphs or clauses. All preliminary negotiations are merged into and incorporated in this Lease Agreement. This Lease Agreement can only be modified or amended by an agreement in writing signed by the parties hereto. All provisions hereof shall be binding upon the heirs, successors and assigns of each party hereto. If any term or provision of this Lease Agreement shall to any extent be held invalid or unenforceable, the remainder shall not be affected thereby, and each other term and provision of this Lease Agreement shall be valid and be enforced to the fullest extent permitted by law. If Tenant is a corporation, each individual executing this Lease Agreement on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease Agreement on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease Agreement is binding upon said corporation in accordance with its terms. No receipt or acceptance by Landlord from Tenant of less than the monthly rent herein stipulated shall be deemed to be other than a partial payment on account for any due and unpaid stipulated rent; no endorsement or statement of any check or any letter or other writing accompanying any check or payment of rent to Landlord shall be deemed an accord and satisfaction, and Landlord may accept and negotiate such check or payment without prejudice to Landlord's rights to (i) recover the remaining balance of such unpaid rent or (ii) pursue any other remedy provided in this Lease Agreement. (Neither party shall record this Lease Agreement or any memorandum thereof, and any such recordation shall be a breach of this Lease Agreement void, and without effect.) Time is of the essence with respect to the due performance of the terms, covenants and conditions herein contained. Submission of this instrument for examination does not constitute a reservation of or option for the Premises, and this Lease Agreement shall become effective only upon execution and delivery thereof by Landlord and Tenant.

ARTICLE 33 - EXCULPATION

     Tenant agrees to look solely to Landlord's interest in the Building, the proceeds of any sale thereof and, to the extent Landlord is then entitled thereto, rents and profits arising from the leases of premises in the Building for the recovery of any judgment from Landlord, it being agreed that Landlord and Landlord's partners, whether general or limited (if Landlord is a partnership) or its directors, officers or shareholders (if Landlord is a corporation), shall never be personally liable for any such judgment. Nothing in the preceding sentence shall be deemed to allow Tenant to set off or deduct any amount owed to Tenant by Landlord hereunder against any payment of Rent due under this Lease Agreement at any time.

ARTICLE 34 - SECURITY DEPOSIT

     On or before the Commencement Date, Tenant shall deposit with Landlord the amount of one month's Minimum Rental and Operating Expenses. The Security Deposit shall serve as a security for the prompt, full, and faithful performance by Tenant of the terms and provisions of this Lease Agreement. In the event that Tenant is in default hereunder and fails to cure within applicable time permitted under this Lease Agreement, Landlord may use or apply the whole or any part of the Security Deposit for the payment of Tenant's obligations hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any or other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. In the event the Security Deposit is reduced by such use or application, Tenant shall deposit with Landlord, within ten (10) days after written notice, an amount sufficient to restore the full amount of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from Landlord's general funds or pay interest on the Security Deposit. Any remaining portion of the Security Deposit shall be returned to Tenant within thirty (30) days subsequent to the Expiration Date, as the same may be extended pursuant to Article 39 hereof. Unless refunded in accordance with the remainder of this Article, if the Premises shall be expanded at any time, or if the Term shall be extended at any increased rate of Rent, the Security Deposit shall thereupon be proportionately increased. Notwithstanding the foregoing, if no Event of Default has occurred as of the last day of the twenty-fourth full calendar month after the Commencement Date, Landlord shall refund the Security Deposit to Tenant, it being understood and agreed that if an Event of Default has occurred hereunder or under the Work Letter Agreement or any storage space or parking license entered into by Landlord and Tenant, Landlord shall have no obligation to refund the Security Deposit to Tenant pursuant to this sentence, but shall be otherwise obligated to refund the Security Deposit to Tenant pursuant to the remainder of this Article 34.

ARTICLE 35 - HAZARDOUS SUBSTANCES

     Tenant shall at all times comply with all applicable local, state and federal laws, ordinances and regulations relating to Hazardous Substances. "Hazardous Substances" means (1) any oil, petroleum product, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances, infectious wastes or substances or any other wastes, materials or pollutants that (A) pose a hazard to the Premises or the Building or to persons on or about the Premises or the Building; or (B)
cause the Premises or the Building to be in violation of any hazardous materials laws; (2) asbestos in any form which, urea-formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing polychlorinated biphenyl, or radon gas; (3) any chemical, materials or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "infectious waste," or "toxic substances," or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C." 9601, et seq.; the Hazardous Materials
                                   -- ---
Transportation Act, as amended, 42 U.S.C." 6901, et seq.; the Federal Water
                                                 -- ---
Pollution Control Act, as amended, 33 U.S.C." 1251, et seq.; (4) any other
                                                    -- ---
chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Premises or the Building or the owners and/or occupants of property adjacent to or surrounding the Building, or any other person or entity coming upon the property on which the Building is located or adjacent property; and (5) any other chemical, material or substance that may or could pose a hazard to the environment. Tenant shall not: (i) use the Premises or the Building for the storage of Hazardous Substances except for such activities that are part of the course of Tenant's ordinary business (the "Permitted Activities"); provided, such Permitted Activities are conducted in accordance with all applicable laws, orders, regulations and ordinances and have been approved in advance in writing by Landlord; (ii) use the Premises or the Building as a landfill or dump; or (iii) install any underground tanks of any type at the Building. Tenant shall at its own expense maintain in effect any and all permits, licenses or other governmental approvals, if any, required for Tenant's use of the Premises and require the same of any subtenants. Tenant shall make and cause any subtenant to make all disclosures required of Tenant by any laws, and shall comply and cause subtenant to comply with all orders concerning Tenant's use of the Premises issued by any governmental authority having jurisdiction over the Premises and take all action required by such governmental authorities to bring Tenant's activities on the Premises into compliance with all environmental and other laws, rules, regulations and ordinances affecting the Premises. If at any time Tenant shall become aware, or have reasonable cause to believe, that any Hazardous Substance has been released or has otherwise come to be located on or beneath the property on which the Building is located, Tenant shall give written notice of that condition to Landlord immediately after Tenant becomes so aware. Tenant shall be responsible for, and shall indemnify, defend and hold Landlord harmless from and against, all environmental claims, demands, damages and liabilities, including, without limitation, court costs and reasonable attorney fees, if any, arising out of, or in connection with, the generation, storage, disposal or other presence of any Hazardous Substance in, on or about the Premises or the Building during the Term that Tenant or its assignees or subtenants caused or permitted. The indemnification provided by this Article 34 shall survive the expiration or earlier termination of this Lease.

ARTICLE 36 - EXPENSE OF ENFORCEMENT

     Tenant shall pay Landlord upon demand therefor, for all costs and reasonable attorneys' fees and expenses incurred by Landlord in seeking enforcement against Tenant, any assignee or sublessee of Tenant, or any guarantor of Tenant's obligations under this Lease, of Tenant's or such party's obligations under this Lease Agreement, including, without limitation, the collection of Minimum Rental, Additional Rental, Operating Expenses and Real Estate Taxes and the termination of Tenant's right to possession of the Premises. Such payment shall constitute Additional Rent payable in accordance with Article 3. Notwithstanding the foregoing, if Landlord commences any action against Tenant, including, without limitation, an action in unlawful detainer, which action settles at or prior to any trial in connection therewith, Landlord shall be entitled to recover from Tenant Landlord's reasonable attorneys' fees and disbursements and the same shall be payable by Tenant to Landlord with the next installment of Minimum Rental falling due and shall constitute Additional Rental hereunder.

ARTICLE 37 - YEAR 2000 PROBLEM

     Landlord represents that it either has or will take reasonable steps to ensure that all computer controlled facility components of the Building are Year 2000 compliant prior to January 1, 2000. Compliance shall be verified by physical testing of the components and/or written confirmation from the component or systems manufacturer. As used herein, "Year 2000 compliant" means computer controlled facility components that accurately process date/time data (including, but not limited to, calculating, comparing and sequencing) from into and between the twentieth (20th) and twenty-first (21st) centuries and the years 1999 and 2000 and leap year calculations. "Computer controlled facility components" refers to software-driven technology and embedded microchip technology. This includes, but is not limited to, programmable thermostats, HVAC controllers, auxiliary elevator controllers, utility monitoring and controls systems, fire detection and suppression systems, alarms, security systems and any other facilities control systems utilizing microcomputer, minicomputer and programable logic controllers.

ARTICLE 38 - RIGHT OF FIRST OFFER

     (a) Subordinated Space. Tenant shall have a right to lease each of Suites
         ------------------
140, 250 and the non-leased portion of Suite 250 (the Non-Leased 250 Space"; each of Suite 140, 250 and the Non-Leased 250 Space is singly, a "Subordinated Space" and collectively, the "Subordinated Spaces") whenever the Subordinated Space in question becomes available for lease during the Term (and the renewal term contemplated by Article 39 hereof subject to the conditions set forth in
Article 38(c) below) in accordance with the provisions of this Article 38. For the purposes of this Article 38, "available for lease" shall mean (I) as to Suites 140 and 250, the tenants under leases thereof have not exercised their respective rights of renewal or expansion as to such premises contained in their respective leases or such rights have expired; and (ii) as to the Non-Leased 250 Space, any tenant of Suite 250 has not exercised the right of expansion contained in its lease as to the Non-Leased 250 Space or such right has expired. Subject to the foregoing, in the event any Subordinated Space becomes available for lease during the Term (or the renewal term, subject to the provisions of Article 38(c) below), Landlord shall give written notice thereof to Tenant (the "Notice From Landlord"). Tenant shall have fifteen (15) days after receipt of the Notice From Landlord within which to deliver to Landlord written notice of Tenant's exercise of this offer (the "Notice of Exercise"), time being of the essence; provided that it shall be a condition precedent to the effectiveness of Tenant's delivery of a Notice of Exercise that Tenant is not in default in the performance of its obligations under this Lease as of the date of Tenant's delivery of the Notice of Exercise. Notwithstanding anything in this Article 38 to the contrary, if Tenant is in default under this Lease and if the default is a default under Article 20.A.(i),
(vi) or (vii) (each a "Curable Default") or a default under Article 20.A.(viii) as to which Landlord has given less than twenty (20) days notice, Landlord shall give the Notice From Landlord as to the Subordinated Space, it being understood and agreed that if (i) Tenant does not cure the defaults within the cure periods provided in said Article 20.A.(i), (vi) or (vii) therefor, or, by the end of the twentieth day after the effective date of the notice as to a default under
Article 20.A.(viii); or (ii) the default is a default under Article 20.A.(iii),
(iv), (v) or (viii) (as to which Landlord has given Tenant more than twenty days notice as of the date Landlord gives the Notice From Landlord) (each, an "Uncurable Default"), Landlord may rescind the Notice From Landlord without further notice to Tenant and lease the Subordinated Space in question to any party on any terms.

     (b)  First Floor Space. Tenant shall have the right to lease Suites 130 and
          -----------------
150 (each, singly, a "First Floor Space" and collectively, the "First Floor Spaces"; the Subordinated Space and the First Floor Space may be referred to hereinafter singly or collectively as an "Offer Space") by giving written notice (such notice, as to each First Floor Space, a First Floor Space Notice of Exercise") to Landlord not later than July 31, 2003, as to Suite 130 and February 28, 2003, as to Suite 150; provided however, that if Tenant is in default under this Lease and:

     (i) if the default is a Curable Default, Tenant shall have no right to give any First Floor Space Notice of Exercise and, if given, Landlord shall have no obligation to accept such First Floor Space Notice of Exercise until such default is cured, it being understood and agreed that, notwithstanding any provision of Article 20.A to the contrary, Tenant must cure such default by the earlier of (A) the time for cure set forth in Article 20.A.(i), (vi), (vii) or (viii); or (B) July 31, 2003, as to Suite 130 and February 28, 2003 as to Suite 150; or

     (ii) if the default is an Uncurable Default (other than a default under Article 20.A.viii), Tenant shall have no right to give any First Floor Space Notice of Exercise and, if given, Landlord shall have no obligation to accept such First Floor Space Notice of Exercise, and, in either of such cases, Landlord without further notice to Tenant may lease the First Floor Space in question to any party on any terms.

     (c)  Offer Space Generally. All terms and conditions of Tenant's lease of
          ---------------------
all or a portion of the Offer Space (including the expiration date thereof) shall be as provided in this Lease, except that (I) minimum rental for the Offer Space shall be the then-current Market Rent (as defined in Article 40 of this Lease); (ii) Landlord shall provide tenant improvements to the Offer Space in a manner and amount consistent with the provision of tenant improvements to tenants entering into new leases in Plymouth Business Center for three-year terms as of the date of the Notice from Landlord or the date of the First Floor Space Notice of Exercise under consideration; and (iii) the term of the lease of the Offer Space shall be three (3) years (the "Offer Space Term"), it being understood and agreed that if the expiration date of the Offer Space Term will occur after the Expiration Date, then, in the Notice of Exercise or the First Floor Space Notice of Exercise, as the case may be, Tenant shall specify whether it wishes to extend the Term such that the Expiration Date shall be co-terminous with the expiration date of the Offer Space Term, which extension shall not constitute an exercise of Tenant's right to renew this Lease pursuant to Article 39 hereof and in such case, the minimum Rental payable for the Premises for the period commencing on the day after the Expiration Date and the expiration date of the Offer Space Term shall be the then-current Market Rent. As to the Subordinated Space, the Notice of Exercise shall contain the same essential terms as the terms set forth in the Notice From Landlord and shall be in a form sufficient to serve as a commitment by Tenant to enter into a lease amendment with Landlord containing such terms with respect to the Offer Space as are identified in the Notice From Landlord, together with, if applicable, Tenant's notice that it wishes to extend the Term such that the Expiration Date shall be co-terminus with the expiration date of the Offer Space Term as provided in the preceding sentence. As to a First Floor Space Notice of Exercise, within fifteen
(15) days after request thereof from Landlord, Tenant shall execute and deliver to Landlord those instruments which Landlord may request to evidence the lease of the First Floor Space under consideration. Promptly upon Tenant's delivery of the Notice of Exercise or a First Floor Space Notice of Exercise, the parties shall cooperate in the execution of an agreement modifying the terms hereof to include the Offer Space under consideration as part of the Premises in accordance with the terms contemplated in such Notice From Landlord and/or in the instruments delivered by Landlord pursuant to the preceding sentence, and otherwise in accordance with the provisions of this Article 38. Any Offer Space leased by Tenant pursuant to this Article 38 shall be delivered to Tenant and minimum rental and Operating Expenses therefor shall become due and payable, on the earlier of (I) the date Tenant begins to conduct its business in the Offer Space under consideration; or (ii) the ninety-first day after Landlord legally obtains possession of the Offer Space under consideration. If Tenant fails to deliver the Notice of Exercise within said fifteen (15) day time period, or if Tenant fails to deliver a First Floor Space Notice of Exercise within the time period set forth therefor in this Article 38, Tenant shall be deemed to have waived that right of first offer and shall have no further right to lease that portion of the Offer Space until the same again becomes available for re-leasing during the Term (and any renewal term subject to the conditions of this Article 38(c). If Tenant waives its right to lease the Offer Space either in writing or in accordance with the preceding sentence, Landlord shall be free to lease the Offer Space identified in any Notice of Exercise or First Floor Space Notice of Exercise thereafter to any party upon any terms. The rights of Tenant under this
Article 38 shall not be severed from this Lease or separately sold, assigned, or otherwise transferred. The right of first offer contemplated by this Article 38 shall automatically terminate and become null and void and of no further force and effect upon the earliest to occur of (I) the Expiration Date or earlier termination of this Lease, (ii) the termination of the Tenant's right to possession of the Premises, or (iii) the failure of Tenant to timely or properly exercise the rights granted by this Article 38. The right contemplated by this Article shall not survive the expiration or termination of this Lease, and shall not be available to any subtenant of Tenant's interests hereunder; provided however that, Tenant shall have the right of first offer as to all of the Offer Space described in this Article 38 during the renewal term described in Article 39 hereof so long as, during the Term, no Event of Default has occurred hereunder or under the Work Letter Agreement or any storage space or parking license entered into by Landlord and Tenant.

     (d)  Second Floor Leases.  As to any lease it negotiates with a third-party
          -------------------
tenant for space on the second floor of the Building, which lease has a commencement date prior to August 1, 2002, Landlord agrees to limit the term of any such lease(s) to three (3) years.

ARTICLE 39 - RIGHT TO RENEW LEASE

     Landlord hereby grants to Tenant a one-time option to renew the Lease as to the Premises, as the same may have been expanded pursuant to Article 38 hereof, upon the terms and conditions of this Article 39 if:

     (a) Tenant is not in default under this Lease, as the same may have been renewed beyond any time to cure at the time such option is exercised and as of the commencement date of the renewal term; and

     (b) Tenant gives Landlord written notice of the exercise of the renewal of this Lease not earlier than the fourth anniversary of the Commencement Date and not later than nine months prior to the end of the Term (the "Renewal Notice of Exercise"), time being of the essence. Tenant's failure to notify Landlord of its intent to exercise the option to renew the Term granted herein on or before the dates specified in this subparagraph (b) for such renewal shall be deemed a waiver of Tenant's right to exercise its option to renew. Landlord and Tenant agree that if, prior to the date Tenant delivers the Renewal Notice of Exercise, Tenant has leased any Offer Space (as defined in Article 38 hereof), the Renewal Notice of Exercise and the subsequent renewal of this Lease pursuant to this Article 39 shall include and be applicable to such Offer Space. Landlord and Tenant further agree that, except as expressly provided in said Article 38, any right of first offer granted by said Article 38 shall expire as of the original Expiration Date of this Lease and shall not be available during the renewal term.

     If Tenant elects to renew this Lease under this Article 39, the following terms and conditions shall apply:

     (x) the renewal term in question shall commence upon the expiration of the Term and continue thereafter for a period of five (5) years;

     (y) Minimum Rental for the Premises (as the same may have been expanded pursuant to Article 38) for the renewal term shall be Market Rent (as defined in Article 40 of this Lease); and

     (z) all of the other terms and conditions contained in this Lease, as it may have been amended from time to time, shall be as set out in this Lease, it being understood that there shall be no rights of renewal or extension except as provided in this Article 39, and, upon the exercise of the right of renewal granted by this Article 39, this
          Article 39 shall be of no further force or effect and Tenant shall have no right to further renew or extend the Term at the expiration of the renewal term.

Within fifteen (15) days after request thereof from Landlord, Tenant shall execute and deliver to Landlord those instruments which Landlord may request to evidence the renewal described in this Article 39. The rights of Tenant under this Article 39 shall not be severed from this Lease or separately sold, assigned, or otherwise transferred, and shall expire on the expiration or earlier termination of this Lease. Notwithstanding the foregoing, the renewal option contemplated by this Article 39 shall automatically terminate and become null and void and of no further force and effect upon the earlier to occur of
(I) the expiration or termination of this Lease, (ii) the termination of the Tenant's right to possession of the Premises, or (iii) the failure of Tenant to timely or properly exercise the rights granted by this Article 39. The right contemplated by this Article shall not survive the expiration or termination of this Lease, and shall not be available to any sublessee or successor to Tenant's interests hereunder.

ARTICLE 40 - MARKET RENT

     "Market Rent" means the amount of minimum rental, which will include concessions, improvements and other matters (exclusive of Operating Expenses) which Landlord would receive by then renting similar space (including similar square footage) for premises in the Building. If (a) Tenant has delivered (I) a Renewal Notice of Exercise; or (ii) a First Floor Space Notice of Exercise, in either case, within forty-five (45) days after Landlord's receipt of the Renewal Notice of Exercise or the First Floor Space Notice of Exercise, as the case may be, Landlord shall deliver to Tenant its determination of Market Rent for the renewal term or the Offer Space covered by the First Floor Space Notice of Exercise; or (b) Landlord delivers a Notice From Landlord, Landlord shall include therein Landlord's determination of Market Rent for the Offer Space (in the case of any of (a)(I), (a)(ii) or (b) above, Landlord's determination of Market Rent a "Market Rent Notice"). If Tenant does not agree with Landlord's determination of Market Rent as set forth in the Market Rent Notice, Tenant shall so notify Landlord in writing within ten (10) days after Tenant's receipt of the Market Rent Notice ("Tenant's Notice"). Landlord and Tenant shall, for twenty (20) days after Landlord's receipt of Tenant's Notice, negotiate in good faith to come to an agreement as to Market Rent for the renewal term or for the Offer Space, as the case may be. If Landlord and Tenant are unable to agree upon Market Rent within said twenty (20) day period, then, notwithstanding the provisions of Articles 38 and 39, Tenant shall have the right to rescind the Renewal Notice of Exercise, the First Floor Space Notice of Exercise or the Notice of Exercise by written notice (in either case the "Rescission Notice") to Landlord given not later than thirty (30) days after the date of Tenant's Notice, it being understood and agreed that if the Rescission Notice is not given within such time period, Tenant shall be deemed to have waived its right to rescind the Renewal Notice of Exercise the First Floor Space Notice of Exercise or the Notice of Exercise, as the case may be. In such case, to the extent that the Renewal Notice of Exercise, the First Floor Space Notice of Exercise or the Notice of Exercise, as the case may be, has been effectively exercised, Landlord and Tenant shall execute and deliver an amendment to this Lease as provided in Article 38 or 39, as the case may be, which amendment shall be executed and delivered within fifteen (15) days following the determination of Market Rent. Tenant's failure to give Tenant's Notice within the time period provided above shall be deemed an acceptance of Landlord's determination of Market Rent, and Tenant shall be deemed to have agreed to renew the term pursuant to the Renewal Notice of Exercise or to lease the Offer Space pursuant to the Notice of Exercise or the First Floor Space Notice of Exercise, as the case may be.

     IN WITNESS WHEREOF, this Lease Agreement has been duly executed by the parties hereto as of the day and year indicated above.


ST.  PAUL PROPERTIES, INC.                  VITAL IMAGES, INC.


By: /s/ R. William Inserra                  By: /s/ Gregory S. Furness
    -------------------------                   ----------------------------
    Its: V.P.                                   Its: Chief Financial Officer
         ---                                         -----------------------

                                  Exhibit A-1
                         Plymouth Woods Office Center
                              Vital Images, Inc.

                    (Picture of leased area included here)

                                  EXHIBIT A-2

                               Legal Description

                 Lot 1, Block 1, Plymouth Woods Office Center

                                  Exhibit A-3
                         Plymouth Woods Office Center
                              Vital Images, Inc.
                                  Schedule 1

                    (Picture of leased area included here)

                                   EXHIBIT B

                             Work Letter Agreement
                           [Landlord Performs Work]
                                  [Allowance]

     This Work Letter Agreement ("Work Letter") is dated October 19, 1999, and is a part of that certain Lease Agreement (the "Lease") between VITAL IMAGES, INC., a Minnesota corporation, as "Tenant" and ST. PAUL PROPERTIES, INC., a Delaware corporation, as "Landlord," relating to certain demised premises ("Premises") at that certain building having a street address of 3300 Fernbrook Lane, Plymouth, Minnesota (the "Building"), which Premises are more fully identified in the Lease. Capitalized terms used herein, unless otherwise defined in this Work Letter, shall have the respective meanings ascribed to them in the Lease.

      For and in consideration of the agreement to lease the Premises and the mutual covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:

     1.   Tenant's Initial Plans; the Work. Tenant desires Landlord to perform
          ---------------------------------
certain leasehold improvement work in the Premises in substantial accordance with the plan or plans (collectively, the "Initial Plan") prepared by Jafvert Mueller Architects, Inc. dated September 1, 1999 and last revised September 13, 1999, a copy or copies is/are attached hereto as Schedule 1. Such work, as shown in the Initial Plan and as more fully detailed in the Working Drawings (as defined and described in Paragraph 2 below), shall be hereinafter referred to as the "Work." Not later than October 15, 1999, Tenant shall furnish to Landlord such additional plans, drawings, specifications and finish details as Landlord may reasonably request to enable Landlord's architects and engineers to prepare mechanical, electrical and plumbing plans and to prepare the Working Drawings, it being understood and agreed that if a final telephone layout and special electrical connection requirements, if any are not included in the submission to Landlord, Tenant shall be responsible, at its sole cost and expense, for the inclusion of such items in the Working Drawings (including any changes to the Working Drawings necessitated by the inclusion of the telephone layout and special electrical connection requirements) and into the Premises. All plans, drawings, specifications and other details describing the Work which have been or are hereafter furnished by or on behalf of Tenant shall be subject to Landlord's approval, which Landlord agrees shall not be unreasonably withheld. Landlord shall not be deemed to have acted unreasonably if it withholds its approval of any plans, specifications, drawings or other details or of any Additional Work (as defined in Paragraph 7 below) because, in Landlord's reasonable opinion, the work, as described in any such item, or the Additional Work, as the case may be: (a) is likely to adversely affect Building systems, the structure of the Building or the safety of the Building and/or its occupants; (b) might impair Landlord's ability to furnish services to Tenant or other tenants in the Building; (c) might, in Landlord's sole opinion, adversely affect Landlord's ability to re-lease the Premises; (d) would increase the cost of operating the Building; (e) would violate any governmental laws, rules or ordinances (or interpretations thereof); (f) contains or uses hazardous or toxic materials or substances; (g) would adversely affect the appearance of the Building; (h) might adversely affect another tenant's premises; (I) is prohibited by any ground lease affecting the Building or any mortgage or other instrument encumbering the Building; or (j) is likely to be substantially delayed because of unavailability or shortage of labor or materials necessary to perform such work or the difficulties or unusual nature of such work. The foregoing reasons, however, shall not be the only reasons for which Landlord may withhold its approval, whether or not such other reasons arc similar or dissimilar to the foregoing. Neither the approval by Landlord of the Work or the Initial Plan or any other plans, drawings, specifications or other items associated with the Work nor Landlord's performance, supervision or monitoring of the Work shall constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant's intended use of the Premises.

     2.   Working Drawings. If necessary for the performance of the Work and not
          ----------------
included as part of the Initial Plan, Landlord shall prepare or cause to be prepared final working drawings and specifications for the Work (the "Working Drawings") based on and consistent with the Initial Plan and the other plans, drawings, specifications, finished details and other information furnished by Tenant to Landlord and approved by Landlord pursuant to Paragraph 1 above. So long as the Working Drawings are consistent with the Initial Plan, Tenant shall approve the Working Drawings within five (5) days after receipt of same from Landlord by initialing and returning to Landlord each sheet of the Working Drawings or by executing Landlord's approval form then in use, whichever method of approval Landlord may designate. Subject to subparagraphs (a) - (j) of Paragraph 1 above, provided Tenant has delivered to Landlord its additional plans, drawings, specifications and finish details on or before October 15, 1999, Landlord shall cause the Working Drawings to be prepared not later than October 22, 1999, and Tenant shall approve the Working Drawings not later than October 29, 1999.

     3.   Performance of the Work; Allowance. Except as hereinafter provided to
          -----------------------------------
the contrary, Landlord shall cause the performance of the Work using (except as may be stated or shown otherwise in the Working Drawings) building standard materials, quantities and procedures then in use by Landlord ("Building Standards"). Landlord shall pay for a portion of the "Cost of the Work" (as defined below) in an amount not to exceed $413,491.00 (the "Allowance"), which amount shall be based on a per square foot rate of $17.00 per rentable square foot of the Premises, and which amount shall be increased or decreased in accordance with Paragraph 1 of the Lease. Tenant shall pay for the entire Cost of the Work in excess of the Allowance. Tenant shall not be entitled to any credit, abatement or payment from Landlord in the event that the amount of the Allowance specified above exceeds the Cost of the Work. For purposes of this Agreement, the term "Cost of the Work" shall mean and include any and all costs and expenses of the Work, including, without limitation, the cost of the Initial Plan, the Working Drawings, the cost of an employee of Landlord or Landlord's Managing Agent acting as tenant coordinator/construction manager and all labor (including overtime) and materials constituting the Work; provided however, that the amounts payable for such coordinator construction manager shall not exceed the sum of (a) three percent (3%) of the Cost of the Work as to supervisory fees; and (b) five percent (5%) of the Cost of the Work as to overhead and general conditions.

     4.   Payment. Not later than ten (10) days after Landlord's approval of the
          -------
Working Drawings, Landlord shall cause its contractor to provide a to Tenant a list of all subcontractors to whom its contractor intends to ask to submit bids for the performance of a portion of the Work. Landlord and Tenant may elect to add subcontractors to such list or to delete contractors therefrom, it being understood and agreed that Landlord and Tenant shall mutually approve all of such subcontractors, and from such mutually approved list, Landlord shall select the lowest qualified bidder. In addition to the list of subcontractors, Landlord shall submit to Tenant a written statement of the total Cost of the Work (which shall include the amount of any overtime projected as necessary to substantially complete the Work by the Commencement Date specified in the Lease) as then known by Landlord, and such statement shall indicate the amount, if any, by which the total Cost of the Work exceeds the Allowance (the "Excess Costs"). Tenant agrees, within three (3) days after submission to it of such statement, to execute and deliver to Landlord, in the form then in use by Landlord, an authorization to proceed with the Work, and Tenant shall also then pay to Landlord an amount equal to the Excess Costs. No Work shall be commenced until Tenant has fully complied with the preceding provisions of this Paragraph 4. In the event, and each time, that any change order by Tenant, unknown field condition, delay caused by acts beyond Landlord's control causes the Cost of the Work to be increased after the time that Landlord delivers to Tenant the aforesaid initial statement of the Cost of the Work, Landlord shall deliver to Tenant a revised statement of the total Cost of the Work, indicating the revised calculation of the Excess Costs, if any. Within three (3) days after submission to Tenant of any such revised statement, Tenant shall pay to Landlord an amount equal to the Excess Costs, as shown in such revised statement, less the amounts previously paid by Tenant to Landlord on account of the Excess Costs, and Landlord shall not be required to proceed further with the Work until Tenant has paid such amount. Delays in the performance of the Work resulting from the failure of Tenant to comply with the provisions of this Paragraph 4 shall be deemed to be delays caused by Tenant.

     5.   Substantial Completion. Landlord shall cause the Work to be
          ----------------------
"substantially completed" on or before the scheduled date of commencement of the Term subject to delays caused by strikes, lockouts, boycotts or other labor problems, casualties, discontinuance of any utility or other service required for performance of the Work, unavailability or shortages of materials or other problems in obtaining materials necessary for performance of the Work or any other matter beyond the control of Landlord (or beyond the control of Landlord's contractors or subcontractors performing the Work) and also subject to "Tenant Delays" (as defined and described in Paragraph 6 of this Work Letter). The Work shall be deemed to be "substantially completed" for all purposes under this Work Letter and the Lease if and when Landlord's general contractor issues a written certificate to Landlord and Tenant, certifying that the Work has been substantially completed (i.e., completed except for "punchlist" items listed in such architect's certificate, which "punchlist items" shall include the items in the "punchlist" contemplated by Article 1 of the Lease) in substantial compliance with the Working Drawings, or when Tenant first takes occupancy of the Premises, whichever first occurs. If the Work is not deemed to be substantially completed on or before the scheduled date of the commencement of the Term, (a) Landlord agrees to use reasonable efforts to complete the Work as soon as practicable thereafter, (b) the Lease shall remain in full force and effect, (c) Landlord shall not be deemed to be in breach or default of the Lease or this Work Letter as a result thereof and Landlord shall have no liability to Tenant as a result of any delay in occupancy (whether for damages, abatement of Rent or otherwise), and (d) except in the event of Tenant Delays and notwithstanding anything contained in the Lease to the contrary, the Commencement Date of the Term shall be extended to the date on which the Work is deemed to be substantially completed and the Expiration Date of the Term shall be extended by the number of days by which the Commencement Date was extended together with the number of days required to make the Term expire on the next occurring last day of the month. At the request of either Landlord or Tenant in the event of such extensions in the commencement and expiration dates of the Term, Tenant and Landlord shall execute and deliver an amendment to the Lease reflecting such extensions. Landlord agrees to use reasonable diligence to complete all punchlist work listed in the aforesaid general contractor's certificate promptly after substantial completion.

     6.   Tenant Delays. There shall be no extension of the scheduled
          -------------
commencement or expiration date of the Term (as otherwise permissibly extended under Paragraph 5 above) if the Work has not been substantially completed on said scheduled commencement date by reason of any delay attributable to Tenant ("Tenant Delays"), including without limitation:

          (a) the failure of Tenant to furnish all or any plans, drawings, specifications. Finish details or the other information required under Paragraph 1 above on or before the date stated in Paragraph 1;

          (b) the failure of Tenant to grant approval of the Working Drawings within the time required under Paragraph 2 above;

          (c) the failure of Tenant to comply with the requirements of Paragraph 4 above;

          (d) Tenant's requirements for special worker materials, finishes, or installations other than the Building Standards or Tenant's requirements for special construction staging or phasing;

          (e) the performance of any Additional Work (as defined in Paragraph 7 below) requested by Tenant or the performance of any work in the Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work; or

          (f) any other act or omission of Tenant.

     7.   Additional Work. Upon Tenant's request and submission by Tenant (at
          ---------------
Tenant's sole cost and expense) of the necessary information and/or plans and specifications for work other than the Work described in the Working Drawings ("Additional Work") and the approval by Landlord of such Additional Work, which approval Landlord agrees shall not be unreasonably withheld, Landlord shall perform such Additional Work, at Tenant's sole cost and expense, subject, however, to the following provisions of this Paragraph 7. Prior to commencing any Additional Work requested by Tenant, Landlord shall submit to Tenant a written statement of the cost of such Additional Work, and, concurrently with such statement of cost, Landlord shall also submit to Tenant a proposed tenant extra order (the "TEO") for the Additional Work in the standard form then in use by Landlord. Tenant shall execute and deliver to Landlord such TEO and shall pay to Landlord the entire cost of the Additional Work within five (5) days after Landlord's submission of such statement and TEO to Tenant. If Tenant fails to execute or deliver such TEO or pay the entire cost of such Additional Work within such 5-day period, then Landlord shall not be obligated to do any of the Additional Work and may proceed to do only the Work, as specified in the Working Drawings.

     8.   Tenant Access. Landlord, in Landlord's reasonable discretion and upon
          -------------
request by Tenant, will grant to Tenant a license to have access to the Premises prior to the date designated in the Lease for the commencement of the Term to allow Tenant to do other work required by Tenant to make the Premises ready for Tenant's use and occupancy (the "Tenant's Pre-Occupancy Work"). It shall be a condition to the grant by Landlord and continued effectiveness of such license that:

          (a) Tenant shall give to Landlord a written request to have such access to the Premises not less than five (5) days prior to the date on which such access will commence, which written request shall contain or shall be accompanied by each of the following items, all in form and substance reasonably acceptable to Landlord: (I) copies of all plans and specifications pertaining to Tenant's Pre-Occupancy Work; (ii) copies of all licenses and permits required in connection with the performance of Tenant's Pre-Occupancy Work; (iii) certificates of insurance (in amounts satisfactory to Landlord and with the parties identified in, or required by, the Lease named as additional insureds) and instruments of indemnification against all claims, costs, expenses, damages and liabilities which may arise in connection with Tenant's Pre-Occupancy Work; and (iv) assurances of the ability of Tenant to pay for all of Tenant's Pre-Occupancy Work and/or a letter of credit or other security deemed appropriate by Landlord securing Tenant's lien-free completion of Tenant's Pre-Occupancy Work.

          (b) Such pre-Term access by Tenant and its representatives shall be subject to scheduling by Landlord.

          (c) Tenant's employees, agents, contractors, workers, mechanics, suppliers and invitees shall work in harmony and not interfere with Landlord or Landlord's agents in performing the Work and any Additional Work in the Premises, Landlord's work in other premises and in common areas of the Building, or the general operation of the Building. If at any time any such person representing Tenant shall cause or threaten to cause such disharmony or interference, including labor disharmony, and Tenant fails to immediately institute and maintain such corrective actions as directed by Landlord, then Landlord may withdraw such license upon twenty-four (24) hours' prior written notice to Tenant.

          (d) Any such entry into and occupancy of the Premises by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, specifically the provisions regarding Tenant's improvements and alterations to the Premises, and excluding only the covenant to pay Rent. Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant's Pre-Occupancy Work made in or about the Premises or to property placed therein prior to the commencement of the Term, the same being at Tenant's sole risk and liability. Tenant shall be liable to Landlord for any damage to the Premises or to any portion of the Work or Additional Work caused by Tenant or any of Tenant's employees, agents, contractors, workmen or suppliers. In the event that the performance of Tenant's Pre-Occupancy Work causes extra costs to Landlord or extraordinary use of Building services, Tenant shall reimburse Landlord for such extra cost and/or shall pay Landlord for such elevator service or other Building services at Landlord's standard rates then in effect.

It is understood and agreed that a breach by Tenant of any of the foregoing conditions shall constitute a Tenant Delay, and shall modify Landlord's obligation to deliver the Premises to Tenant by the Commencement Date pursuant to Article 5(b) hereof for the number of days attributable to such delay.

     9.   Lease Provisions. The terms and provisions of the Lease, insofar as
          -----------------
they are applicable to this Work Letter, are hereby incorporated herein by reference. All amounts payable by Tenant to Landlord hereunder shall be deemed to be additional Rent under the Lease and, upon any default in the payment of same, Landlord shall have all of the rights and remedies provided for in the Lease.

     10.  Miscellaneous.
          --------------

          (a) This Work Letter shall be governed by the laws of the State of Minnesota.

          (b) This Work Letter may not be amended except by a written instrument signed by the party or parties to be bound thereby.

          (c) Any person signing this Work Letter on behalf of Tenant warrants and represents he/she has authority to sign and deliver this Work Letter and bind Tenant.

          (d) Notices under this Work Letter shall be given in the same manner as under the Lease.

          (e) The headings in this Work Letter herein are for convenience only.

          (f) This Work Letter sets forth the entire agreement of Tenant and Landlord regarding the Work.

          (g) In the event that the final working drawings and specifications are included as part of the Initial Plan attached hereto, or in the event Landlord performs the Work without the necessity of preparing working drawings and specifications, then whenever the term "Working Drawings" is used in this Agreement, such term shall be deemed to refer to the Initial Plan and all supplemental plans and specifications approved by Landlord.

     11.  Limitation of Landlord's Liability. Tenant agrees to look solely to
          ----------------------------------
Landlord's interest in the Building, the proceeds of any sale thereof and, to the extent Landlord is then entitled thereto, rents and profits arising from the leases of premises in the Building for the recovery of any judgment from Landlord, it being agreed that Landlord and Landlord's partners, whether general or limited (if Landlord is a partnership) or its directors, officers or shareholders (if Landlord is a corporation), shall never be personally liable for any such judgment. Nothing in the preceding sentence shall be deemed to allow Tenant to set off or deduct any amount owed to Tenant by Landlord hereunder against any payment of Rent due under this Lease Agreement at any time.

     12.  Lease Provisions. The terms and provisions of the Lease are hereby
          ----------------
amended and supplemented. In the event of any conflict between the provisions of the Lease and the provisions of this Work Letter, the provisions of this Work Letter shall control. All amounts payable by Tenant to Landlord under this Work Letter shall be deemed to be Additional Rent under the Lease and, upon any default in the payment of same, Landlord shall have all of the rights and remedies provided for in the Lease. The pursuit of any remedies by Tenant in connection with any breach by Landlord of its obligations under this Work Letter shall be subject to the provisions of Paragraph 11 hereof and subject to any other limitations stated in the Lease.

     IN WITNESS WHEREOF, the parties have executed this Work Letter Agreement as of the date first written above.

ST. PAUL PROPERTIES, INC.                       VITAL IMAGES, INC.



By: /s/ R. William Inserra                      By: /s/ Gregory S. Furness
    ----------------------                          ----------------------
    Its: V.P.                                       Its: Chief Financial Officer
         ----                                            -----------------------

                                  SCHEDULE 1

                            COPIES OF INITIAL PLAN


Type description of Initial Plans on this cover sheet and attach copies of such plans after this page.

                                   EXHIBIT C
                           RULES AND REGULATIONS FOR
                         PLYMOUTH WOODS OFFICE CENTER


     1. The sidewalks, passages and stairways, if any, shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Premises. The passages, entrances, stairways, if any, balconies, if any, and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests to the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to person with whom Tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities. Tenant and its employees shall not go upon the roof of the Building without the written consent of Landlord.

     2. The sashes, sash doors, windows, glass lights and any lights or skylights that reflect or admit light into halls, from the building exterior or other places into the building shall not be covered or obstructed. Any curtains, blinds, shades, or screens attached or hung to any of the prior mentioned areas must have prior approval of Landlord. Landlord will provide standard window coverings on exterior windows and other glass if appropriate and Landlord reserves the right to regulate position of such coverings.

     3. In case of invasion, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same. Landlord shall in no case be liable for damages for the admission or exclusion of any person to or from the Building. Landlord has the right to evacuate the Building in the event of an emergency or catastrophe.

     4. Two door keys for doors to leased premises shall be furnished at the commencement of a lease by Landlord. All duplicate keys shall be purchased only from Landlord. One security card per each of Tenant's employees so authorized by Tenant will be issued for all approved personnel to permit after-hour access, and Landlord reserves the right to assess a fee to Tenant for the replacement of lost keys or cards. Tenant shall not alter any lock, or install new or additional locks or bolts, on any door without the prior written approval of Landlord. In the event such alteration or installation is approved by Landlord, Tenant shall supply Landlord with a key for any such lock or bolt. Tenant, upon the termination of the tenancy, shall deliver to Landlord all the keys, locks, bolts, cabinets, safes or vaults, or the means of opening any lockable device and security cards of offices, rooms and toilet rooms which shall have been furnished Tenant or which Tenant shall have had made, and in the event of loss of any keys or security cards so furnished shall pay Landlord therefor.

     5. All deliveries, including intra-company deliveries, must be made via service entrances. Tenant agrees to adhere to floor loading maximum levels as stated by Landlord. All damage done to the Building by the delivery or removal of such items, or by reason of their presence in the Building, shall be paid to Landlord upon demand by Tenant and shall constitute Additional Rent under the Lease.

     6. Parking area and parking policies will be established by Landlord, and Tenant agrees to adhere to said policies. Landlord reserves the right to institute new parking policies as they are determined to benefit overall Building operations. Tenant agrees to leave no cars, vans or other vehicles overnight or over any weekend in any parking area. Tenant further agrees that its employees will not park in the visitor parking areas at any time.

     7. If Tenant desires signal, communication, alarm or other utility or service connection installed or changed, the same shall be made at the expense of Tenant, with approval and under direction of Landlord, it being understood and agreed that (a) no audible alarm shall be installed unless specifically approved in writing by Landlord prior to installation; and (b) only Tenant shall be obligated to respond to such signal, communication, alarm or other utility or service connection, and none of Landlord, Landlord's Managing Agent or other employee, agent or contractor of Landlord shall, under any circumstances have any obligation to Tenant or others to respond to such alarm or be liable to Tenant or any party claiming by or through Tenant for any failure to do so. Any installations, and the boring or cutting for wires, shall be made at the sole cost and expense of Tenant and under control and direction of Landlord. Landlord retains in all cases the right to require (x) the installation and use of such electrical-protecting devices that prevents the transmission of excessive current or electricity into or transmission of excessive current or electricity into or through the Building (y) the changing of wires and of their installation and arrangement underground or otherwise as Landlord may direct, and (z) compliance on the part of all using or seeking access to such wires with such rules as Landlord may establish relating thereto. All such wires used by Tenant must be clearly tagged at the distribution boards and junction box and elsewhere in the Building, with (h) the number of the Premises to which said wires lead,
(I) the purpose for which said wires are used and (j) the name of the company operating same.

     Tenant agrees to instruct all approved communication, and computer and other cabling installers to attach cable in wire hangers from the deck or in any designated building floor or ceiling system cable location. Tenant will not allow installers to lay any cabling on top of the suspended layer ceiling system.

     8. Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electrical facilities or any part of appurtenances of the Premises.

     9. Tenant assumes full responsibility for protecting its space from theft, robbery, and pilferage, which includes keeping doors locked and other means of entry to the space closed and secured. Landlord shall be in no way responsible to Tenant, its agents, employees, licensees, contractors or invitees for any loss of property from the Premises or public areas or for any damages to any property thereon from any cause whatsoever.

     10. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the prior written permission of Landlord. Tenant shall not place in or move about the Premises any safe or other heavy article which, in Landlord's reasonable opinion may damage the Premises (including the slab) or overload the floor of the Premises, shall not mark on or drive nails, screw or drill into the partitions, woodwork or plaster (except as may be incidental to the hanging of wall decorations or shelving) and shall not in any way deface the Premises or any part thereof.

     11. No person or contractor not employed by Landlord shall be used to perform window washing, decorating, repair or other work in the leased Premises without the express written consent of Landlord.

     12. The directories of the Building shall be used exclusively for the display of the name and location only of tenants of the Building, including Tenant, and will be provided at the expense of Landlord. Any additional names requested by Tenant to be displayed in the directories must be approved by Landlord and, if approved, will be provided at the sole expense of Tenant.

     13. Tenant shall not and shall ensure that its agents, servants, employees, licensees, contractors or invitees shall not:

     (a) enter into or upon the roof of the Building or any storage, electrical or telephone closet, or heating, ventilation, air-conditioning, mechanical or elevator machinery housing areas, provided that nothing in this subparagraph shall be deemed to preclude Tenant's telephone vendors from obtaining access to the telephone closet in the Building servicing the Premises; but provided further that, as between Landlord and Tenant, Tenant shall be liable to Landlord for all damages incurred or suffered by any party as a result of the actions or inactions of said telephone vendors;

     (b) use any additional method of heating or air conditioning the Premises, including, without limitation, space heaters of any kind or nature;

     (c) sweep or throw any dirt or other substance into any passageway, sidewalk or parking area;

     (d) bring in or keep in or about the Premises any firearms, vehicles, bicycles, motorcycles or animals of any kind;

     (e) deposit any trash, refuse or other substance of any kind within or out of the Building, except in the refuse containers provided therefor;

     (f) permit the operation any device that may produce an odor, cause music, vibrations of air waves to be heard or felt outside the Premises, or which may emit electrical waves that shall impair radio, television or any other form of communication system; or

     (g) permit the carrying of a lighted cigar, cigarette, pipe or any other lighted smoking equipment or permit smoking of cigarettes, cigars or pipes (I) in the common areas of the Building, including, without limitation, restrooms, except common areas which have been designated by Landlord in writing as smoking areas; or (ii) within ten (10) yards of any door leading into the Building or any building comprising a part thereof.

     14. Tenant will not install any radio or television antennas or receptor dish or any device on the roof or grounds without the prior written approval of Landlord. Tenant understands that rentals are charged for roof space in the event any roof installation is approved in writing by Landlord. Landlord reserves the right to require removal of any approved installed device in the event it is necessary to do so in Landlord's opinion.

     15. No sign, light, name placard, poster advertisement or notice visible from the exterior of any demised premises, shall be placed, inscribed, painted or affixed by Tenant on any part of the Building without the prior written approval of Landlord. All signs or letterings on doors, or otherwise, approved by Landlord shall be inscribed, painted or affixed at the sole cost and expense of Tenant, by a person approved by Landlord.

     16. The toilet-rooms, toilet, urinals, wash bowls and water apparatus shall not be used for any purpose other than those for which they were constructed or installed, and no sweeping, rubbish, chemicals or other unsuitable substances shall be thrown or placed therein. Tenant shall bear the expense of repairing and cleaning up any breakage, stoppage or damage resulting from violation(s) of this rule by Tenant or its agents, servants, employees, invitees, licensees or visitors.

     17. Tenant must have Landlord's prior written consent before using the name of the Building and/or pictures of the Building in advertising or other publicity.

     18. Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange in or from the Premises unless ordinarily embraced within Tenant's use of the Premises specified herein.

     19. Tenant shall not do any cooking in the Premises, except that Tenant may install a microwave oven and coffee makers for the use of its employees in the Premises. Under no circumstances shall Tenant install or use any hot plates.

     20. No portion of Tenant's area or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

     21. Landlord has the right to enact trash removal and trash recycling rules and regulations as necessary to control trash removal costs or as required by the laws of the State of Minnesota and/or the United States of America. Tenant agrees to adhere to such trash removal regulations and to any and all modifications thereof issued by Landlord from time to time.

     22. Tenant will refer all contractors, contractors' representatives and installation technicians rendering any service to Tenant to Landlord for Landlord's supervision, approval and control before performance of any contractual service. This provision shall apply to any work performed in the Building including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

     23. Tenant shall not permit picketing or other union activity involving its employees in the Building except in those locations and subject to time and other limitations as to which Landlord may give prior written consent.

     24. Tenant shall not conduct, or permit to be conducted on or from the Premises, any auction of Tenant's personal property, any liquidation sale, any going-out-of-business sale or other similar activity.

     25. Landlord reserves the right to rescind, make reasonable amendments, modifications and additions to the rules and regulations heretofore set forth, and to make additional reasonable rules and regulations, as in Landlord's sole judgment may from time-to-time be needed for the safety, care, cleanliness and preservation of good order of the Building. Landlord shall not be responsible for any violation of the foregoing rules and regulations by other tenants of the Building and shall have no obligation to enforce the same against other tenants.